Exhibit 6.1

PREPARED BY, AND AFTER RECORDING RETURN TO:

Landa Financing LLC 20 West 22nd Street, Suite 1411 New York, NY 10010 Tax Parcel ID Number: 92-2028006

Space Above for Recorder’s Use

NOTE TO CLERK OF SUPERIOR COURT: THIS SECURITY DEED SERVES AS A FIXTURE FILING UNDER THE GEORGIA UNIFORM COMMERCIAL CODE PURSUANT TO O.C.G.A. SECTION 11-9-502 TO BE INDEXED AGAINST GRANTOR, BEING THE RECORD OWNER OF THE REAL ESTATE DESCRIBED HEREIN.

NOTE TO TAX COMMISSION AND CLERK OF SUPERIOR COURT: THIS SECURITY DEED SECURES A “SHORT-TERM NOTE SECURED BY REAL ESTATE” AS SUCH TERM IS DEFINED IN OFFICIAL CODE OF GEORGIA ANNOTATED SECTION 48-6-60. CONSEQUENTLY, NO INTANGIBLE TAX IS DUE.

OPEN-END COMMERCIAL DEED TO SECURE DEBT,
SECURITY AGREEMENT AND FIXTURE FILING

This OPEN-END COMMERCIAL DEED TO SECURE DEBT, SECURITY AGREEMENT AND FIXTURE FILING (“Security Deed”) is entered into as of July 19, 2023 by and between Landa App LLC – 157 Wells Road Jenkinsburg GA LLC, a Delaware series limited liability company, having an address of 20 West 22nd Street, Suite 1411, New York, NY 10010, as grantor (“Grantor”) and Landa Financing LLC, a Delaware Limited Liability Company, having its principal place of business at 20 West 22nd Street, Suite 1411, New York, NY 10010, as grantee (“Grantee”).

WITNESSETH:

That for and in consideration of up to one hundred thirty two thousand nine hundred seventy two dollars ($132,972.00) and other good and valuable consideration, the receipt and sufficiency whereof are hereby acknowledged, and in order to secure the indebtedness and other obligations of Grantor that is indebted to the Grantee by virtue of a commercial loan transaction (the “Loan”) in the principal sum of up to one hundred thirty two thousand nine hundred seventy two dollars ($132,972.00) together with interest thereon, as evidenced by that certain Commercial Promissory Note in the principal amount of up to one hundred thirty two thousand nine hundred seventy two dollars ($132,972.00) (as same may be amended, restated, or modified from time to time, the “Note”) dated as of the date of this Security Deed executed by Grantor and delivered to Grantee;

That Grantor represents and warrants that it has full power and authority to execute and deliver the Note, this Security Deed, and all other documents, agreements, and instruments required of it by Grantee in connection with the making of the Loan (the Note, the Security Deed, and all such other documents, agreements, and instruments executed and delivered by Grantor in connection with the Loan being sometimes collectively referred to herein as the “Loan Documents”). When used in the Loan Documents, “Administrative Agent” shall mean Landa Financing LLC.

NOW, THEREFORE, in consideration of the premises and in order to secure (a) the payment of (i) the principal, interest, and any other sums whatsoever payable at any time on the Note, (ii) any indebtedness, liabilities, or obligations, now existing or hereafter arising, due or to become due, absolute or contingent, of the Grantor to the Grantee under any agreement, and (iii) any of the other obligations of the Grantor to the Grantee under this Security Deed, any of the other documents and instruments executed by the Grantor in connection with the loan secured hereby, or otherwise, and (b) the performance and observance of all of the provisions hereof and of said Note and such other indebtedness, liabilities, and obligations, Grantor does hereby grant, bargain, sell, alien, remise, release, convey, assign, transfer, Security Deed, hypothecate, pledge, deliver, set over, warrant, and confirm unto Grantee, its successors and assigns forever, the following described land and interests in land, estates, easements, rights, improvements, property, fixtures, equipment, furniture, furnishings, appliances, and appurtenances (hereinafter collectively referred to as the “Premises”):

(A) All right, title and interest in and to those premises more commonly known as 157 Wells Road Jenkinsburg, Georgia, 30234, which is more particularly described in Schedule A (the “Land”), which is attached hereto and made a part hereof;

(B) All buildings, structures and improvements of every nature whatsoever now or hereafter situated on the Land and owned by Grantor, and all gas and electric fixtures, radiators, heaters, engines and machinery, boilers, ranges, elevators and motors, plumbing and heating fixtures, carpeting and other floor coverings, washers, dryers, water heaters, mirrors, mantels, air conditioning apparatus, refrigerating plants, refrigerators, cooking apparatus and appurtenances, window screens, awnings and storm sashes, which are or shall be attacked to said building, structures, or improvements and all other furnishings, furniture, fixtures, machinery, equipment, appliances, vehicles and personal property of every kind and nature whatsoever now or hereafter owned by Grantor and located in, on, or about or used or intended to be used with or in connection with the use, operation, or enjoyment of the Premises (including any furnishings, furniture, fixtures, machinery, equipment, appliances, vehicles, and personal property that Grantor stores off the Premises), including all extensions, additions, improvements, betterments, renewals, and replacements of any of the foregoing and all the right, title, and interest of Grantor in any such furnishings, furniture, fixtures, machinery, equipment, appliances, vehicles and personal property subject to or covered by any prior security agreement, conditional sales contract, chattel Security Deed or similar lien or claim, together with the benefit of any deposits or payments now or hereafter made by Grantor or on behalf of Grantor, all of which are hereby declared and shall be deemed to be fixtures and accessions to the freehold and a part of the Premises as between the parties hereto and all persons claiming by, through or under them, and which shall be deemed to be a portion of the security for the indebtedness herein described and to be secured by this Security Deed;

(C) All income, rents, issues, profits, accounts, instruments (including promissory notes) and revenues of and from the Premises from time to time accruing (including, without limitation all payments under leases or tenancies, proceeds of insurance, condemnation, payments, tenant security deposits, whether held by Grantor or in a trust account, and escrow funds), and all the estate, right, title, interest, properly, possession, claim, and demand whatsoever at law, as well as in equity, of Grantor of, in and to the same;

(D) All contracts, agreements, both written and oral, licenses, permits, inventory, supplies, other documents, and all other personal property, not heretofore covered but owned by Grantor and located on the Land used in connection with the use and enjoyment of the Premises to the extent transferable by Grantor; and

(E) All right, title, and interest of Grantor in and to all trade names now or hereafter used in connection with the operation of the Premises thereon,

TOGETHER WITH all easements, rights-of-way, strips and gores of land, vaults, streets, ways, alleys, passages, sewer rights, waters, water courses, water rights and powers, and all estates, rights, titles, interests, privileges, liberties, tenements, hereditaments and appurtenances whatsoever, in any way belonging, relating, or appertaining to the Premises or any part thereof or which hereafter shall in any way belong, relate, or be appurtenant thereto, whether now owned or hereafter acquired by Grantor and the reversion and reversions, remainder and remainders, the rents, issues, profits, and revenues of the Premises, and the businesses operated thereon or in connection therewith, from time to time accruing, and all the estate, right, title, interest, property, possession, claim, and demand whatsoever at law, as well as in equity, of Grantor of, in, and to the same, reserving only the right to Grantor to collect the same so long as Grantor is not in default under said debt obligation;

TOGETHER WITH all and any unexpired warranties, guarantees, and indemnities with respect to any or all of the foregoing; and

TOGETHER WITH the proceeds of all of the foregoing,

TO HAVE AND TO HOLD the Premises and all parts, rights, members, and appurtenances thereof to the use, benefit, and behoof of Grantee and the successors and assigns of Grantee, IN FEE SIMPLE forever, and Grantor covenants that Grantor is lawfully seized and possessed of the Premises as aforesaid, and has good right to convey the same, and that Grantor does warrant and will forever defend the title thereto against the claims of all persons whomsoever, which is attached hereto and made apart hereof.

This conveyance is intended to operate and is to be construed as a deed, not as a mortgage, passing the legal title to the Premises to Grantee and is made under those provisions of the existing laws of the State of Georgia relating to deeds to secure debt, and not as a mortgage, and is given to secure the following indebtedness:

(A) The debt evidenced by the Note made by Grantor, payable to the order of Grantee, as described above, the value of which attributed to this property is up one hundred thirty two thousand nine hundred seventy two dollars ($132,972.00), together with any and all renewals and extensions of the indebtedness evidenced by the Note, net of any expenses invoiced to the Grantor, including any custodian fee; and

(B) Any and all additional advances made by Grantee to protect or preserve the Premises or the security title hereof on the Premises, or for taxes, assessments, or insurance premiums as hereinafter provided (whether or not the original Grantor remains the owner of the Premises at the time of such advances).

The Note (inclusive of extension options) and the indebtedness secured hereby shall mature and be due and payable in full on July 19, 2025 (the “Maturity Date”).

NOW, THEREFORE, Grantor hereby further covenants and agrees with Grantee as follows:

ARTICLE 1. COVENANTS OF GRANTOR

1.1. Performances of Loan Documents.

Grantor shall cause to be performed, observed and complied with all provisions hereof, of the Note and each of the Loan Documents, and will promptly pay to Grantee the principal, with interest thereon, and all other sums required to be paid by Grantor under the Note and pursuant to the provisions of this Security Deed and of the Loan Documents when payment shall become due (the entire principal amount of the Note, all accrued interest thereon and all obligations and indebtedness thereunder and hereunder and under all of the Loan Documents described being referred to herein as the “Indebtedness”). This Security Deed also encumbers all obligations with respect to all future advances and other obligations that Grantor may agree to pay and/or perform (whether as principal, surety or guarantor) for the benefit of Grantee, its agents, successors and/or assigns, when such future advance or obligation is evidenced by a writing which recites that it is secured by this Security Deed.

1.2. General Representation, Covenants and Warranties.

Grantor represents and covenants the following:

1.2.1. Grantor is now able to meet its debts as they mature, the fair market value of its assets exceeds its liabilities and no bankruptcy or insolvency case or proceeding is pending or contemplated by or against the Grantor;

1.2.2. All reports, statements and other data furnished by Grantor to Grantee in connection with the Loan are true, correct and complete in all material respects and do not omit to state any fact of circumstance necessary to make the statements contained therein not misleading;

1.2.3. This Security Deed, the Note and all other Loan Documents are legal, valid and binding obligations of Grantor enforceable in accordance with their respective terms and the execution and delivery thereof do not contravene any contract or agreement to which Grantor is a party or by which Grantor may be bound and do not contravene any law, order, decree, rule or regulation to which Grantor is subject;

1.2.4. There are no actions, suits or proceedings pending, or to the knowledge of Grantor threatened, against or affecting Grantor or any part of the Premises;

1.2.5. All costs arising from construction of any improvements and the purchase of all equipment located on the Premises that have been incurred prior to the date of this Security Deed have been paid;

1.2.6. The Premises has frontage on, and direct access for, ingress and egress to the street(s) described in any survey submitted to Grantee;

1.2.7. Electric, sewer, water facilities and any other necessary utilities are, or will be, available in sufficient capacity to service the Premises satisfactorily during the term of the Note, and any easements necessary to the furnishing of such utility service by Grantor have been or will be obtained and duly recorded (evidence satisfactory to Grantee that all utility services required for the use, occupancy and operations of the Premises shall be provided to Grantee immediately upon Grantee’s request);

1.2.8. There has not been, is not presently and will not in the future be any activity conducted by Grantor or any tenant at or upon any part of the Premises that has given or will give rise to the imposition of a lien on any part of the Premises;

1.2.9. Grantor is not in default under the terms of any instrument evidencing or securing any Indebtedness of Grantor, and there has occurred no event which would, if uncured or uncorrected, constitute a default under any such instrument with the giving of notice, or the passage of time or both; and

1.2.10. Grantee has legal capacity to enter into the Loan and to execute and deliver the Loan Documents, and the Loan Documents have been duly and properly executed on behalf of Grantor.

1.3. Compliance with Laws; Permits; Notice.

Grantor covenants and warrants that the Premises presently complies with and shall continue to comply with all applicable restrictive covenants, applicable zoning, wetlands and subdivision ordinances and building codes, all applicable health and environmental laws and regulations and all other applicable laws, statutes, rules, ordinances, codes, and regulations, and Grantor has not received any notice that Premises is not in compliance with any such laws, statutes, rules, ordinances, codes and regulations. If Grantor receives notice from any federal, state or other governmental body that it is not in compliance with any such laws, statutes, rules, ordinances, codes and regulations, Grantor shall provide Grantee with a copy of such notice promptly. Grantor agrees to comply with all federal, state and municipal local laws, statutes, rules, ordinances, codes and regulations in connection with the construction and development of the Premises. Grantor has or will obtain all licenses, permits, authorizations, consents and approvals necessary for the construction and development of the Premises, and, to the extent the foregoing have been received, all such licenses, permits, authorizations, consents and approvals are in full force and effect and all appeal periods have expired. Unless required by applicable law or unless Grantee has otherwise agreed in writing, Grantor shall not allow changes in the nature of the occupancy for which the Premises were intended at the time this Security Deed was executed. Grantor shall not initiate or acquiesce in a change in the zoning classification of the Premises without Grantee’s prior written consent. Grantor warrants and represents that its use, and the use by any of its tenants, of the Premises is in accordance and compliance with the terms and conditions of any and all rules, regulations, and laws that may be applicable to the Premises, including, without limitation, all federal, state and local laws, ordinances, rules and regulations regarding hazardous and toxic materials and that Grantor shall maintain and continue such compliance and shall require and ensure its tenants’ compliance with the same. Grantor shall maintain or shall cause their agent to maintain in its possession, available for the inspection of the Grantee, and shall deliver to the Grantee, upon three (3) Business Days’ request, evidence of compliance with all such requirements. Grantor hereby indemnifies and holds Grantee free of and harmless from and against any and all claims, demands, damages or liabilities that Grantee may incur with regard thereto.

1.4. Taxes and Other Charges.

1.4.1. Impositions.

Subject to the provisions of Section 1.4, Grantor shall pay, at least five (5) days before the date due, all real estate taxes, personal property taxes, assessments, water and sewer rates and charges, license fees, all charges that may be imposed for the use of vaults, chutes, areas and other space beyond the lot line and abutting the public sidewalks in front of or adjoining the Premises, and all other governmental levies and charges (each, an “Imposition” and collectively, the “Impositions”), of every kind and nature whatsoever, general and special, ordinary and extraordinary, foreseen and unforeseen, which shall be assessed, levied, confirmed, imposed or become a lien upon or against the Premises or any part thereof, of which shall become payable with respect thereto. Grantor shall deliver to Grantee, within twenty (20) days after the due date of each payment in connection with the Impositions or any assessment for local improvements (each, an “Assessment” and collectively, the “Assessments”), the original or a true photostatic copy of the official receipt evidencing such payment or other proof of payment satisfactory to Grantee.

1.4.2. Insurance.

1.4.2.1. Grantor shall keep all buildings erected on or to be erected on the Premises insured against loss by fire and such other hazards as the Grantee may require and Grantor shall obtain and maintain insurance with respect to other insurable risks and coverage relating to the Premises including, without limitation, fire builder’s risk, worker’s compensation, physical damages, loss of rentals or business interruption, earthquake (if applicable), and liability insurance, all such insurance to be in such sums and upon such terms and conditions as Grantee reasonably may require, with loss proceeds by the terms of such policies made payable to Grantee as its interest may appear. Grantor covenants that all insurance premiums shall be paid not later than fifteen (15) days prior to the date on which such policy could be cancelled for non-payment. If any portion of the Premises is in an area identified by any federal governmental authority as having special flood hazards, and flood insurance is available, a flood insurance policy meeting the current guidelines of the Federal Insurance Administration shall be in effect with a generally acceptable insurance carrier, in an amount representing coverage not less than the least of (1) the outstanding principal balance of the Loan, (2) the full insurable value of the Premises, and (3) the maximum amount of insurance available under the Flood Disaster Protection Act of 1973, as amended. All such insurance policies shall contain a standard Grantee clause naming Grantee and its successors and assigns as their interests may appear as beneficiary, and may not be reduced, terminated, or canceled without thirty (30) days’ prior written notice to Grantee.

1.4.2.2. Such insurance companies shall be duly qualified as such under the laws of the states in which the Premises is located, duly authorized and licensed in such states to transact the applicable insurance business and to write the insurance provided, and companies whose claims paying ability is rated in the two highest rating categories by A.M. Best with respect to hazard and flood insurance. Such insurance shall be in amounts not less than the greater of: (i) the outstanding principal balance of the Loan, or (ii) the amount necessary to avoid the operation of any co-insurance provisions with respect to the Premises.

1.4.2.3. All such policies shall provide for a minimum of thirty (30) days prior written cancellation notice to Grantee. Grantee, upon its request to Grantor, shall have the custody of all such policies and all other polices that may be procured insuring said Premises, the same to be delivered, to Grantee at its office and all renewal policies to be delivered and premiums paid to Grantee at its office at least twenty (20) days before the expiration of the old policies, and Grantor agrees that upon failure to maintain the insurance as above stipulated or to deliver said renewal policies as aforesaid, or the pay the premiums therefor, Grantee may, without obligation to do so, procure such insurance and pay the premiums therefor and all sums so expended shall immediately be paid by Grantor and unless so paid, shall be deemed part of the debt secured hereby and shall bear interest at the rate set forth in the Note, and thereupon the entire principal sum unpaid, including such sums as have been paid for premiums of insurance as aforesaid, and any and all other sums which shall be payable hereunder shall become due and payable forthwith at the option of Grantee, anything herein contained to the contrary notwithstanding. In case of loss and payment by any insurance company, the amount of insurance money received shall be applied either to the Indebtedness secured hereby, or in rebuilding and restoring the damaged property, as Grantee may elect.

1.4.2.4. Grantor has not engaged in and shall not engaged in any act or omission that would impair the coverage of any such policy, the benefits of the endorsement provided for herein, or the validity and binding effect of either including, without limitation, no unlawful fee, commission, kickback, or other unlawful compensation or value of any kind has been or will be received, retained, or realized by any attorney, firm, or other person, and no such unlawful items have been received, retained, or realized by Grantor.

1.4.2.5. No action, inaction, or event has occurred and no state of facts exists or has existed that has resulted or will result in the exclusion from, denial of, or defense to coverage under any applicable special hazard insurance policy or bankruptcy bond, irrespective of the cause of such failure of coverage.

1.4.3. Deposits for Impositions, Assessments and Insurance.

1.4.3.1. Unless this requirement is waived in writing by Grantee, or as otherwise provided in this Section, Grantor shall deposit with Grantee on the day monthly installments of principal or interest, or both, are due under the Note (or on another day designated in writing by Grantee), until the Indebtedness is paid in full, an additional amount estimated by Grantee to be sufficient to accumulate with Grantee the entire sum required to pay, when due, the items marked “COLLECT” below, plus, at Grantee’s discretion, a contingency reserve of up to one-sixth of such estimate. Grantee will not initially require Grantor to make IAI Deposits (defined below) with respect to any items marked “DEFERRED” below:

COLLECT –	Impositions;

COLLECT –	Assessments; and

COLLECT –	Insurance premiums in connection with the Premises or other insurance premiums required by Grantee under Section 1.4.2.

The amounts deposited under the preceding sentence are collectively referred to in this Security Deed as the “IAI Deposits.” The obligations of Grantor for which the IAI Deposits are required include the Impositions, Assessments and property insurance premiums or other insurance premiums required by Grantee under Section 1.4.2, and shall at times hereunder be referred to each as an “IAS” and collectively as, the “IAIs”. The amount of the IAI Deposits shall be sufficient to enable Grantee to pay each IAI before the last date upon which such payment may be made without any penalty or interest charge being added. Grantee shall maintain records indicating how much of the monthly IAI Deposits and how much of the aggregate IAI Deposits held by Grantee are held for the purpose of paying the IAIs.

1.4.3.2. IAI Deposits shall be held by Grantee or in a bank, credit union or other financial institution designated by Grantee. Grantee shall apply the IAI Deposits to pay IAIs so long as no Event of Default has occurred and is continuing. Unless applicable law requires, Grantee shall not be required to pay Grantor any interest, earnings or profits on the IAI Deposits. As additional security for all of Grantor’s obligations under this Security Deed and the other Loan Documents, Grantor hereby pledges and grants to Grantee a security interest in the IAI Deposits and all proceeds of, and all interest and dividends on, the IAI Deposits. Any amounts deposited with Grantee under this Section 1.4.3 shall not be trust funds, nor shall they operate to reduce the Indebtedness, unless applied by Grantee for that purpose under Section 1.4.3.5.

1.4.3.3. If Grantee receives a bill or invoice for an IAI, Grantee shall pay the IAI from the IAI Deposits held by Grantee. Grantee shall have no obligation to pay any IAI to the extent it exceeds IAI Deposits then held by Grantee. Grantee may pay an IAI according to any bill, statement or estimate from the appropriate public office or insurance company without inquiring into the accuracy of the bill, statement or estimate or into the validity of the IAI.

1.4.3.4. If at any time the amount of the IAI Deposits held by Grantee for payment of a specific IAI exceeds the amount reasonably deemed necessary by Grantee, plus at Grantee’s discretion, a contingency reserve of up to one-sixth of such estimate, the excess shall be credited against future installments of IAI Deposits. If at any time the amount of the IAI Deposits held by Grantee for payment of a specific IAI is less than the amount reasonably estimated by Grantee to be necessary, plus, at Grantee’s discretion, a contingency reserve of up to one-sixth of such estimate, Grantor shall pay to Grantee the amount of the deficiency within fifteen (15) days after notice from Grantee.

1.4.3.5. If an Event of Default has occurred and is continuing, Grantee may apply any IAI Deposits, in any amounts and in any order as Grantee determines, in Grantee’s discretion, to pay any IAIs or as a credit against the Indebtedness. Upon payment in full of the Indebtedness, Grantee shall refund to Grantor any IAI Deposits held by Grantee.

1.4.3.6. If Grantee does not collect an IAI Deposit with respect to an IAI either marked “DEFERRED” in Section 1.4.3.1 or pursuant to a separate written waiver by Grantee, then Grantor must provide Grantee with proof of payment as set forth in Section 1.4 of each such IAI for which Grantee does not require collection of IAI Deposits. As more fully set forth in Section 1.4.3.8, Grantee may revoke its deferral or waiver and require Grantor to deposit with Grantee any or all of the IAI Deposits listed in Section 1.4.3, regardless of whether any such item is marked “DEFERRED” in such Section, upon notice to Grantor, (i) if Grantor does not timely pay any of the IAIs as required by this Security Deed, (ii) if Grantor fails to provide timely proof to Grantee of such payment as required by this Security Deed, or (iii) at any time from and after the occurrence of an Event of Default or any event which, with the giving of notice or the passage of time, or both, would constitute an Event of Default.

1.4.3.7. In the event of a transfer prohibited by or requiring Grantee’s approval under Section 1.7, Grantee’s waiver or deferral of the collection of any IAI Deposit in this Section 1.4.3 may be modified or rendered void by Grantee at Grantee’s sole option and discretion by notice to Grantor and the transferee(s) as a condition of Grantee’s approval of such transfer.

1.4.3.8. Notwithstanding anything to the contrary contained in any of the Loan Documents, upon demand by Grantee, after failure by Grantor to pay any of the IAIs, Grantor shall deposit with Grantee on the first day of each month an amount equal to one twelfth (1/12th) of the sum of: (i) the aggregate annual payments for the Impositions; (ii) the annual insurance premiums on the policies of insurance required to be obtained and kept in force by Grantor under this Security Deed; and (iii) all other periodic charges (other than interest and principal under the Note) arising out of the ownership of the Premises of any portion thereof that are or with notice or the passage of time or both will become a lien against the Premises or any part thereof ((i), (ii), and (iii), collectively, the “Annual Payments”). Such sums will not bear interest and are subject to adjustment or additional payments in order to assure Grantee that it will have the full amount of any payment on hand at least one (1) month prior to its due date. Grantee shall hold said sums in escrow to pay said Annual Payments in the manner and to the extent permitted by law when the same become due and payable. Notwithstanding anything herein to the contrary, however, such deposits shall not be, nor be deemed to be, trust funds but may be commingled with the general funds of Grantee. If the total payments made by Grantor to Grantee on account of said Annual Payments up to the time when the same become due and payable shall exceed the amount of payment for said Annual Payments actually made by Grantee, such excess shall be credited by Grantee against the next payment or payments due from Grantor to Grantee on account of said Annual Payments. If, however, said payments made by Grantor shall not be sufficient to pay said Annual Payments when the same become due and payable, Grantor agrees to promptly pay to Grantee the amount necessary to make up any deficiency. In case of default in the performance of any of the agreements or provisions contained in the Note, Grantee may, at its option, at any time after such default, apply the balance remaining of the sums accumulated, as a credit against the principal or interest of the Security Deed Indebtedness, or both.

1.4.4. Late Charge.

Grantee may collect a late charge equal to ten percent (10%) on any payment or installment due or required to be paid pursuant to the terms of this Security Deed, the Note or any other instrument, document, or agreement executed and/or delivered in connection herewith that is not paid within five (5) days of the due date thereof, other than the final entire balance due as set forth in Section 1.5 of the Note, including unpaid principal, accrued interest, and together with all other sums due hereunder or thereunder, which if not paid in full on or before the Maturity Date, Beneficiary may collect a late charge equal to one percent (1%) of such total amount.

1.4.5. Proof of Payment.

Upon request of Grantee, Grantor shall deliver to Grantee, within twenty (20) days after the due date of any payment required in this Section 1.4, proof of payment satisfactory to Grantee.

1.4.6. Further Acts.

Grantor shall, at its sole cost and expense, and without expense to Grantee, do, execute, acknowledge, and deliver all and every such further acts, deeds, conveyances, deeds of trust, mortgages, assignments, notices of assignments, transfers, account control agreements, other agreements and assurances as Lender shall from time to time require, for the purpose of enforcing this Security Deed, the Loan Documents, collecting or enforcing the Indebtedness, transferring or assigning the Loan or a portion thereof to one or more Affiliates and better assuring, conveying, assigning, transferring, pledging, mortgaging, warranting, and confirming to Grantee the collateral and rights, and as to Grantee the security interest, conveyed or assigned by this Security Deed or intended now or later so to be, or for carrying out the intention or facilitating the performance of the terms of this Security Deed, or for filing, registering, or recording this Security Deed and, on demand, shall execute and deliver, and authorizes Grantee to execute in the name of Grantor, to the extent it may lawfully do so, one or more financing statements, chattel mortgages, or comparable security instruments, to evidence more effectively the security title of Grantee on the collateral.

1.4.7. Filing Fees.

Grantor shall pay all filing, registration, or recording fees, all governmental authority stamp taxes and other fees, taxes, duties, imposts, assessments, and all other charges incident to, arising from, or in connection with the preparation, execution, delivery, and enforcement of the Note, this Security Deed, the other Loan Documents, or any instrument of further assurance.

1.4.8. Reports.

No later than the first Business Day of each month, Grantor shall deliver to Grantee a report indicating that it has paid all applicable real estate or other taxes, governmental levies and charges, and property insurance or other insurance premiums (such amounts the “Restricted Amounts”) required to be paid in connection with the Property.

1.5. Condemnation.

Grantee shall be entitled to all compensation awards, damages, claims, rights of action and proceeds of, or on account of, any damage or taking through condemnation, eminent domain or the like, and Grantee is hereby authorized, at its option, to commence, appear in and prosecute in its own or Grantor’s name any action or proceeding relating to any such condemnation, taking or the like and to settle or compromise any claim in connection therewith.

1.6. Care of Premises; Demolition and Alteration.

Grantor shall maintain the Premises in good condition and repair, shall not commit or suffer any waste of the Premises, and shall comply with or cause to be complied with, all statutes, laws, rules, ordinances and requirements of any governmental authority relating to the Premises; and Grantor shall promptly repair, restore, replace or rebuild any part of the Premises now or hereafter subject to the security title of this Security Deed that may be damaged or destroyed by any casualty whatsoever or which may be affected by any proceeding of the character referred to in Section 1.5. Grantor shall complete and pay for, within a reasonable time and in strict accordance with the related Construction Loan Agreement, if applicable, any structure in the process of construction on the Premises at any time during the term of the Loan; and Grantor shall not initiate, join in, or consent to any change in any private restrictive covenants, or private restrictions, limiting or defining the uses that may be made of the Premises or any part thereof, without the prior written consent of Grantee. Grantor agrees that, other than in connection with the related Plans and Specifications (as defined in the related Construction Loan Agreement), if applicable, no building or other property now or hereafter covered by the security title of this Security Deed shall be removed, demolished, or materially altered, without the prior written consent of Grantee, except that Grantor shall have the right, without such consent, to remove and dispose of, free from the security title of this Security Deed, such equipment as from time to time may become worn out or obsolete, provided that simultaneously with or prior to such removal any such equipment shall be replaced with other equipment of value at least equal to that of the replaced equipment and free from any title retention or security agreement or other encumbrance, and by such removal and replacement Grantor shall be deemed to have subjected such equipment to the security title of this Security Deed.

1.7. Transfer and Encumbrance of Premises.

1.7.1. Grantor, other than as to a Permitted Transfer, shall not sell, convey, transfer, suffer any type of change in title or ownership, assign or further encumber any interest in any part of the Premises, without the prior written consent of Grantee, Any such sale, conveyance, transfer, pledge, lease, assignment or encumbrance made without Grantee’s prior written consent shall be null and void and shall constitute a default hereunder. Grantor shall not, without the prior written consent of Grantee, permit any further assignment of the rents, royalties, issues, revenues, income, profits or other benefits from the Premises, or any part thereof, and any such assignment without the prior written consent of Grantee shall be null and void and shall constitute a default hereunder. Grantor agrees that in the event the ownership of the Premises or any part thereof is permitted by Grantee to be vested in a person other than Grantor, Grantee may, without notice to Grantor, deal in any way with such successor or successors in interest with reference to this Security Deed and the Note and other sums hereby secured without in any way vitiating or discharging Grantor’s liability hereunder or upon the Note and other sums hereby secured. No Sale of the Premises and no forbearance to any person with respect to this Security Deed and no extension to any person of the time of payment of the Note and other sums hereby secured given by Grantee shall operate to release, discharge, modify, change or affect the original liability of Grantor either in whole or in part. Grantor shall have the right to enter into, extend, renew, terminate or otherwise amend leases encumbering the Premises in the ordinary course of business.

1.7.2. If Grantor, other than as to a Permitted Transfer, shall sell, convey, assign or transfer all or any part of the Premises or any interest therein or any beneficial interest in Grantor, or any of Grantor’s underlying membership interests, shares of capital stock, partnership interests or any other type of equity interests, whether voting or non-voting (collectively, “Equity Interests”), without Grantee’s prior written consent, Grantee may, at Grantee’s option, without demand, presentment, protest, notice of protest, notice of intent to accelerate, notice of acceleration or other notice, or any other action, all of which are hereby waived by Grantor and all other parties obligated in any manner on the Indebtedness, declare the Indebtedness to be immediately due and payable, which option may be exercised at any time following such sale, conveyance, assignment or transfer, and upon such declaration the entire unpaid balance of the Indebtedness shall be immediately due and payable.

1.7.3. Permitted Transfers.

1.7.3.1. The restrictions contained in Sections 1.7.1 and 1.7.2 above shall not apply to any sale, conveyance, assignment or transfer of any beneficial interest in Grantor or any of Grantor’s underlying Equity Interests (each, a “Permitted Transfer”) (a) by will or by the laws of descent and distribution, or (b) that does not constitute a Change in Control Transaction.

1.7.3.2. A “Change in Control Transaction” shall mean the management, and the power to control and cause the direction of the management and policies, of Mortgagor (or any successor entity), and the underlying Equity Interests of the Manager of the Mortgagor (as defined in the Mortgagor’s operating agreement) does not materially change during the term of the Loan.

1.7.3.3. Reserved.

1.7.4. Grantor shall keep the Premises free from mechanics’ liens, materialmen’s liens and encumbrances. If any prohibited lien or encumbrance is filed against the Premises, Grantor shall (a) immediately notify Grantee of same and (b) cause the same to be removed and discharged of record within thirty (30) days after the date of filing thereof.

1.7.5. Grantor shall obtain, upon request by Grantee, from all persons hereafter having or acquiring any interest in or encumbrance on the Premises or the said equipment or accessions, a writing duly acknowledged, and stating the nature and extent of such interest or encumbrance and that the same is subordinate to this Security Deed and no offsets or defenses exist in favor thereof against this Security Deed or the Note hereby secured, and deliver such writing to Grantee.

1.8. Further Assurance.

1.8.1. At any time and from time to time upon Grantee’s request, Grantor shall make, execute/re-execute and deliver, or cause to be made, executed/re-executed and delivered, to Grantee and, where appropriate, shall cause to be recorded or filed, and from time to time thereafter to be re-recorded and refilled, at such time and in such offices and places as shall be deemed desirable by Grantee, any and all such further deeds of trust, instruments or further assurance, certificates and such other documents, and perform such other acts and things as Grantee may consider necessary or desirable in order to effectuate, complete or perfect, or to continue and preserve, the obligations of Grantor under the Note and this Security Deed, of security title of this Security Deed as a security title upon all of the Premises, and unto all and every person or persons deriving any estate, right, title or interest under this Security Deed. Upon any failure by Grantor to do so, Grantee may make, execute, record, file, re-record or refile any and all such deeds of trust, instruments, certificates and documents for and in the name of Grantor, and Grantor hereby irrevocably appoints Grantee the agent and attorney-in-fact of Grantor to do so.

1.8.2. In the event of any miscalculation, misapplication or error in payment or collections of monies at closing, Grantor agree to correct the same upon request.

Each request by Grantee pursuant to Section 1.8 shall receive full cooperation and compliance by Grantee by execution or re-execution (as the case may be) and delivery at Grantee’s office located at 20 West 22nd Street, Suite 1411, New York, NY 10010, or such other location within the State of Delaware as Grantee may designate within seven (7) days of Grantee’s making such request.

1.9. Uniform Commercial Code Security Agreement and Fixture Filing.

This Security Deed is intended to be a security agreement, financing statement, and fixture filing that is to be filed for record in the real estate records pursuant to the Uniform Commercial Code in effect from time to time in the State of Georgia for any of the goods specified above in this Security Deed as part of the Premises which, under applicable law, may be subject to a security interest pursuant to the Uniform Commercial Code and Grantor hereby agrees to execute and deliver any additional financing statements covering said goods from time to time and in such form as Grantee may require to perfect a security interest with respect to said goods. Grantor shall pay all costs of filing such financing statements and renewals and releases thereof and shall pay all reasonable costs and expenses of any record searches for financing statements that Grantee may reasonably require. Without the prior written consent of Grantee, Grantor shall not create or suffer to be created, pursuant to the Uniform Commercial Code, any other security interest in said goods, including replacements and additions thereto. Upon Grantor’s breach of any covenant or agreement of Grantor contained in this Security Deed, including the covenants to pay when due all sums secured by this Security Deed, Grantee shall have the remedies of a secured party under the Uniform Commercial Code and, at Grantee’s option, may also invoke the remedies permitted by applicable law as to such goods.

AS IT IS RELATED HERETO:

DEBTOR IS:	Landa App LLC – 157 Wells Road Jenkinsburg GA LLC 20 W. 22nd Street, Suite 1411 New York, NY 10010

SECURED PARTY IS:	Landa Financing LLC 20 W. 22nd Street, Suite 1411 New York, NY 10010

Grantor represents, covenants, and warrants that as of the date hereof as follows: Grantor’s full, correct, and exact legal name is set forth immediately above in this Section 1.9. Grantor is an organization of the type and incorporated in, organized, or formed under the laws of the state specified in the introductory paragraph to this Security Deed. In the event of any change in name or identify of Grantor, Grantor hereby authorizes Grantee to file such Uniform Commercial Code forms as are necessary to maintain the priority of Grantee’s security title upon the Premises which may be deemed personal property or fixtures, including future replacement thereof, which serves as collateral under this Security Deed.

1.10. Lease Covenants.

Each and every covenant on the part of Grantor contained in any assignment of lessor’s interest in leases or any assignment of rents, royalties, issues, revenues, profits, income or other benefits made collateral hereto is made an obligation of Grantor hereunder as if fully set forth herein.

1.11. After-Acquired Property.

To the extent permitted by and subject to applicable law, the security title of this Security Deed will automatically attach, without further act, to all after-acquired property located in, on, or attached to, or used, or intended to be used, in connection with, or with the renovation of, the Premises or any part thereof; provided, however, that, upon request of Grantee, Grantor shall execute and deliver such instrument or instruments as shall reasonably be requested by Grantee to confirm such security title, and Grantor hereby appoints Grantee its attorney-in-fact to execute all such instruments, which power is coupled with an interest and is irrevocable.

1.12. Expenses.

Unless otherwise agreed in writing, Grantor will pay when due and payable all origination fees, application fees, underwriting fees, document preparation and title review fees, appraisal fees, recording fees, taxes, brokerage fees and commissions, abstract fees, title policy fees, escrow fees, reasonable attorney’s fees actually incurred, court costs, fees of inspecting architect(s) and engineers(s) and all other costs and expenses of every character assessed by Grantee against Grantor, have been incurred or which may hereafter be incurred by Grantee in connection with: (a) the preparation and execution of the Loan Documents; (b) the closing and funding of the Loan; (c) in the event of Event of Default occurs hereunder or under the Note or any other Loan Documents, all costs, fees and expenses, including, without limitation, all reasonable attorney’s fees actually incurred in connection with the enforcement under the Note or foreclosure under this Security Deed, preparation for enforcement of this Security Deed or any other Loan Documents, whether or not suit or other action is actually commenced or undertaken; (d) enforcement of this Security Deed or any other Loan Documents; (e) court or administrative proceedings of any kind of which Grantee may be a party, either as plaintiff or defendant, by reason of this Security Deed, the Note, or any other Loan Documents; (f) preparation for and actions taken in connection with Grantee’s taking possession of the Premises; (g) negotiations with Grantor, its Grantee, or any of its agents in connection with the existence or cure of any Event of Default or default, (h) any proposal for refinancing by Grantor or any other person or entity of the debt secured hereby; (i) the transfer of the Premises in lieu of foreclosure; (j) inspection of the Premises pursuant to Section 1.15; (k) the approval by Grantee of actions taken or proposed to be taken by Grantor, its Grantee, or other person or entity which approval is required by the terms of this Security Deed or any other Loan Documents; and (l) for all other fees due and owing by Grantor to Grantee in connection with the Loan. Grantor will, upon demand by Grantee, reimburse Grantee for any takeout, for all such expenses that have been incurred or shall be incurred by either of them; and will indemnify and holds harmless Grantee from and against, and reimburse it for, the same and for all claims, demands, liabilities, losses, damages, judgments, penalties, costs and expenses (including, without limitation, reasonable attorney’s fees actually incurred) that may be imposed upon, asserted against, or incurred or paid by it by reason of, on account of or in connection with any bodily injury or death or property damage occurring in or upon or in the vicinity of the Premises through any cause whatsoever or asserted against it on account of any act performed or omitted to be performed hereunder or on account of any transaction arising out of or in any way connected with the Premises, or with this Security Deed or the Indebtedness.

1.13. Grantee’s Performance of Defaults.

If Grantor defaults in the payment of any tax, Assessment, encumbrance or other Imposition or IAI, in its obligation to furnish insurance hereunder, or in the performance or observance of any other covenant, condition, agreement or term in this Security Deed, the Note or in any other Loan Documents, Grantee may, without obligation to do so, to preserve its interest in the Premises, perform or observe the same, and all payments made (whether such payments are regular or accelerated payments) and costs and expenses incurred or paid by Grantee in connection therewith shall become due and payable immediately. The amounts so incurred or paid by Grantee, together with interest thereon at the default rate, as provided in the Note, from the date incurred until paid by Grantor, shall be added to the Indebtedness and secured by the security title of this Security Deed to the extent permitted by law. Grantee is hereby empowered to enter and to authorize others to enter upon the Premises or any part thereof for the purpose of performing or observing any such defaulted covenant, condition, agreement or term, without thereby becoming liable to Grantor or any person in possession holding under Grantor.

1.14. Financial Statements, Books and Records.

Grantor will furnish to Grantee, within thirty (30) days after a request therefor, a detailed statement in writing, covering the period of time specified in such request, showing all income derived from the operation of the Premises, and all disbursements made in connection therewith, and containing a list of the names of all tenants and occupants of the Premises, the portion or portions of the Premises occupied by each such tenant and occupant, the rent and other charges payable under the terms of their leases or other agreements and the period covered by such leases or other agreements.

1.15. Inspection.

Grantee, and any persons authorized by Grantor, shall have the right, at Grantee’s option, to enter and inspect the Premises at any reasonable time during the term of the Loan in conformance with applicable law, including, but not limited to, providing any required notice to current tenants residing on the Premises. Grantor shall pay any professional fees and expenses, which may be incurred by Grantee in connection with such inspection.

1.16. Intentionally Omitted.

1.19. Inapplicability of Homestead.

The Loan is a commercial loan and, therefore, any homestead exemptions are inapplicable to the Grantor and in the Premises.

1.18. Environmental Indemnity.

1.18.1. Definitions.

Unless otherwise defined in this Security Deed, capitalized terms used in Section 1.18 shall have the meaning ascribed to them as follows:

1.18.1.1. “Environmental Law” shall mean all laws relating to hazardous waste, chemical substances or mixtures or hazardous, toxic or dangerous substances or conditions or relating to the interaction of the use or ownership of property and the environment, whether such law is: (i) criminal or civil, (ii) federal, state or local, (iii) statutory, common law or administrative regulation, (iv) currently in effect or enacted in the future.

1.18.1.2. “Hazardous Material” shall mean any pollutants, hazardous or toxic substances or contaminated materials, including but not limited to, oil and oil products, asbestos, asbestos containing materials, urea formaldehyde foam insulation, polychlorinated biphenyls, flammables, explosives, radioactive materials, laboratory wastes, biohazardous wastes, chemicals, compounds or any other materials and substances (including materials, substances or things which are composed of or which have as constituents any of the foregoing substances), which are or may be subject to regulation under, or the Release of which or exposure to which is prohibited or limited by, or regulated under, any Environmental Law.

1.18.1.3. “Release” shall mean any spilling, leaking, migrating, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, or disposing into the environment of any Hazardous Material.

1.18.2. Indemnification.

Notwithstanding anything herein to the contrary, Grantor absolutely and unconditionally agrees to defend, indemnify, and hold harmless Security Deed, and its employees, agents, trustees, attorneys, officers, directors and shareholders, from and against any and all claims, demands, penalties, causes of action, fines, liabilities, settlements, damages, costs or expenses of whatever kind or nature, known or unknown, foreseen or unforeseen, contingent or otherwise, incurred by Grantee, its employees, agents, trustees, attorneys, officers or directors (including, without limitation, counsel and consultant fees and expenses, investigation and laboratory fees and expenses, court costs, and litigation expenses) arising out of, or in any way related to: (i) any breach by the Grantor of any of the provisions of this Security Deed or any other Loan Documents; any Release or threat thereof of any Hazardous Material that is at, in, on, under, around, from or affecting the Premises, including, without limitation, any violation of any Environmental Law or any damage or injury resulting from any Hazardous Material to or affecting the Premises or the soil, water, air, vegetation, buildings, personal property, persons or animals located on the Premises or on any other property or otherwise, whether occurring during or prior to Grantor’s ownership of the Premises; (ii) any personal injury (including wrongful death) and property damages (real or personal) arising out of or related to any such Hazardous Material; (iii) any lawsuit brought or threatened, settlement reached, or order or directive of or by any state or federal governmental agency or authority, including but not limited to the United States of America Environmental Protection Agency and any state counterpart environmental protection agency, relating to such Hazardous Material; and (iv) any remedial action undertaken by Grantee in connection with any of the foregoing.

1.19. Future Advances.

This Security Deed is given to secure not only existing Indebtedness, but also such future advances, whether such advances are obligatory or are to be made at the option of the Grantee, or otherwise, as are made within twenty (20) years from the date hereof, to the same extent as if such future advances were made on the date of the execution of this Security Deed, but such secured Indebtedness shall not exceed at any time the maximum principal sum equal to ten (10) times the amount originally secured, plus interest thereon, and any disbursements made for the payment of taxes, levies, or insurance on the Premises, with interest on such disbursements. Any such future advances, whether obligatory or to be made at the option of the Grantee, or otherwise, may be made either prior to or after the due date of the Note or any other Note secured by this Security Deed. This Security Deed is given for the specific purpose of securing any and all Indebtedness of Grantor to Grantee (but in no event shall the secured Indebtedness exceed at any time the maximum principal amount set forth above in this paragraph, plus interest thereon, and any disbursements made for the payment of taxes, levies, or insurance on the Premises, with interest on such disbursements) in whatever manner such Indebtedness may be evidenced or represented, until this Security Deed is satisfied of record. All covenants and agreements contained in this Security Deed shall be applicable to all future advances made by Grantee to Grantor under this future advance clause. Grantee shall be under no obligation to make, or cause to be made, any such future advance, and all such future advances shall be at the sole and absolute discretion of Grantee.

1.20. Cross-Default and Cross-Collateralized.

Grantor hereby acknowledges and agrees an event of default under the terms and conditions of any other loans, obligations, liabilities, or indebtedness of Grantor (whether now existing or hereafter arising) with Grantee, including its successors and assigns, shall, at Grantee’s sole option, constitute an Event of Default under this Security Deed and a default under the terms and conditions of the Note. An Event of Default under this Security Deed shall, at Grantee’s option, constitute an event of default under the terms and conditions of any other loans, obligations, liabilities, or indebtedness of Grantor (whether now existing or hereafter arising) with Grantee, including its successors and assigns.

ARTICLE 2. DEFAULTS

The term “Event of Default” or “default” wherever used in this Security Deed, shall mean any one or more of the following events:

2.1. Failure by Grantor to pay any installment of principal and/or interest under the Note or other charges due under the Notes within five (5) days after the same becomes due and payable;

2.2. The occurrence of an “Event of Default” under the Note or any other Loan Document;

2.3. Failure by Grantor to observe or perform, or upon any default (and failure to timely cure) in, any other covenants, agreements or provisions herein, in the Note, or in any other Loan Documents;

2.4. Cancellation of the automated payments (ACH) transfer setup related to Mortgagor’s payment of any installment of principal and/or interest under the Note;

2.5. Failure by Grantor to pay any Imposition, Assessment or other utility charges on or lien against the Premises;

2.6. Failure by Grantor to keep in force the insurance required in this Security Deed;

2.7. Failure by Grantor to either deliver or maintain the policies of insurance described in this Security Deed or to pay the premiums for such insurance as provided herein;

2.8. Failure by Grantor to pay any installment of any Assessment for local improvements for which an official bill has been issued by the appropriate authorities and that may now or hereafter affect the Premises;

2.9. Failure by Grantor to pay any other IAI against the Premises required to be under this Security Deed;

2.10. The actual or threatened waste, removal or demolition of, or material alteration to, any part of the Premises, except as permitted herein;

2.11. The vesting of title, or any sale, conveyance, transfer, assignment or further encumbrance in any manner whatsoever of any interest in the Premises, or any part thereof, in or to anyone other than the present owner, or any change in title or ownership of the Premises, or any part thereof, without the prior written consent of Grantee;

2.12. All or a material portion of the Premises being taken through condemnation, eminent domain, or any other taking such that Grantee has reason to believe that the remaining portion of the Premises is insufficient to satisfy the outstanding balance of the Note, or the value of the Premises being impaired by condemnation, eminent domain or any other taking, (which term when used herein shall include, but not be limited to, any damage or taking by any governmental authority or any other authority authorized by the laws of any state or the United States of America to so damage or take, and any transfer by private sale in lieu thereof), either temporarily for a period in excess of thirty (30) days, or permanently;

2.13. Any sale, conveyance, assignment or transfer of any beneficial interest in Grantor or any of Grantor’s underlying Equity Interests that does not constitute a Permitted Transfer, or the dissolution of Grantor or the death of any guarantor of the Note, as applicable.

2.14. Any representation or warranty of Grantor made herein or in any such guaranty or in any certificate, report, financial statement, or other instrument furnished in connection with the making of the Note, the Security Deed or any such guaranty, shall prove materially false or misleading in any material respect;

2.15. Grantor makes or takes any action to make a general assignment for the benefit of its creditors or becomes insolvent or has a receiver, custodian, trustee in bankruptcy, or conservator appointed for it or for substantially all or any of its assets;

2.16. Grantor files, or becomes the subject of, a petition in bankruptcy, or upon the commencement of any proceeding or action under any bankruptcy laws, insolvency laws, relief of debtors laws, or any other similar law affecting Grantor; provided however, that Grantor shall have sixty (60) days from the filing of any involuntary petition in bankruptcy to have the same discharged and dismissed;

2.19. The Premises becomes subject to (1) any tax lien which is superior to the security title of the Security Deed, other than a lien for local real estate taxes and assessments not due and payable or (2) any mechanic’s, materialman’s, or other lien that is, or is asserted to be, superior to the security title of this Security Deed and such lien shall remain undischarged for thirty (30) days;

2.18. Grantor fails to promptly cure within a reasonable time any violations of laws or ordinances affecting or that may be interpreted to affect the Premises; and

2.19. In the event of any material adverse change in the financial condition of Grantor that results in Grantor’s inability to pay its debts as they come due, as determined by Grantee in its sole reasonable discretion.

2.20. Grantor fails to deliver the report required by section 1.4.8 within five (5) days after the same was required to have been delivered.

Notwithstanding the foregoing, if Grantor shall fail to comply with any agreement, term, covenant, or condition of this Security Deed, the Note, or any of the other Loan Documents, other than a default in the payment of monies due and payable to Grantee, then an Event of Default shall not be deemed to have occurred solely for the purpose of triggering the accrual of default interest on the unpaid principal balance of the Loan as set forth in Section 8 of the Note, and Grantee shall not exercise its rights of complying with any such agreement, term, covenant or condition on behalf or in the name of the Grantor, unless such default shall have continued for at least thirty (30) days after Grantor’s receipt of notice thereof and demand to cure from Grantee; provided, however, that in the case of any such non-monetary default which is susceptible to cure but cannot be cured through the exercise of reasonable diligence within thirty (30) days of receipt of notice of such non-monetary default, if Grantor commences such cure within the initial thirty (30) day period and diligently prosecutes same to completion, then such period of thirty (30) days shall be extended for such additional period of time as may be reasonably necessary to cure the same as approved by Grantee in its sole reasonable discretion.

ARTICLE 3. REMEDIES

In the event that an Event of Default or default shall have occurred, the remedies available to Grantee include, but are not limited to, any and all rights and remedies available hereunder or the Note or any other Loan Document, any and all rights and remedies available at law, in equity or by statue. Without limiting the foregoing, the rights and remedies available to Grantee shall include, but not be limited to, any one or more of the following:

3.1. Acceleration of Maturity.

3.1.1. If an Event of Default shall have occurred, Grantee may, at its option, declare, upon thirty (30) days written demand and notice to the guarantor, as applicable, (which notice shall be deemed to be notice to the Grantor), all of the outstanding Indebtedness to be due and payable immediately, and upon such declaration such Indebtedness shall immediately become and be due and payable without any further demand or notice, unless the applicable notice requirements of the State of Georgia, County of Spalding or other municipality provides otherwise. If Grantee shall be required under such applicable state, county or other municipal law to provide certain notice to Grantor prior to acceleration of the outstanding Indebtedness, then Grantee shall provide such notice to the guarantor, as applicable (which notice shall be deemed to be notice to the Grantor) in the manner and substance in conformance with all such applicable law, including but not limited to informing Grantor of its right to reinstate after acceleration and its right to assert in the foreclosure proceeding the non-existence of a default or any other defense of Grantor or guarantor, as applicable, to acceleration and sale. If Grantee provides such notice and if the default is not cured on or before the date specified in the notice, then Grantee, at its option, may require immediate payment in full of all sums secured by this Security Deed without further demand, may foreclose this Security Deed by judicial proceeding and may invoke any other remedies set forth herein and permitted by applicable state, county or other municipal law. Grantee shall be entitled to collect all expenses incurred in pursuing the remedies provided in this Article 3, including, but not limited to, reasonable attorney’s fees actually incurred, and costs of title evidence.

3.1.2. Grantee shall convey to the purchaser indefeasible title to the Premises, and Grantor hereby appoints Grantee as Grantor’s attorney-in-fact to make such conveyance. The recitals in the Grantee’s deed shall be prima facie evidence of the truth of the statements made therein. If the Premises are sold pursuant to this Paragraph, Grantor, or any person holding possession of the Premises through Grantor, shall immediately surrender possession of the Premises to the purchaser at the sale. If possession is not surrendered, Grantor or such person shall be a tenant holding over and may be dispossessed in accordance with applicable law.

3.2. Grantee’s Right to Enter and Take Possession.

If an Event of Default shall have occurred, Grantor, upon demand on Grantee, shall forthwith surrender to Grantee the actual possession of the Premises and Grantee itself, or by such officers or agents as it may appoint, may enter and take possession of the Premises, collect and receive the rents and income therefrom, and to apply so much of said rents and income as may be required in the necessary expenses of running said Premises, including reasonable attorney’s fees actually incurred, management agent’s fees, and if Grantee manages the Premises with its own employees, an amount equal to the customary management agent’s fees charged for similar property in the area where the Premises are located, and to apply the balance of said rents and income to the payment of the amounts due upon said Note, or in payment of taxes assessed against the Premises, or both. And for this purpose, and in case of such default, the Grantor hereby assigns, transfers, and sets over to the Grantee the rents and income accruing from said Premises. Nothing contained in the foregoing provisions shall impair or affect any right or remedy that the Grantee might now or hereafter have, were it not for such provisions, but the rights herein given shall be in addition to any others which Grantee may have hereunder.

3.3. Receiver.

If an Event of Default shall have occurred, Grantee, to the extent permitted by law and without regard to the value or occupancy of the security, shall be entitled to apply for the appointment of a receiver of the rents and profit of the Premises without notice, and shall be entitled to the appointment of such a receiver as a matter of right, without consideration of the value of the Premises as security for the amounts due Grantee, or the solvency of any person or limited liability company liable for the payment of such amounts.

3.4. Waiver of Appraisement, Valuation, Stay, Exemption, and Redemption Laws, etc.; Marshaling.

Grantor agrees to the full extent permitted by law that after an Event of Default neither Grantor nor anyone claiming through or under it shall or will set up, claim or seek to take advantage of any appraisement, valuation, stay, exemption, moratorium, or redemption laws now or hereafter in force, in order to prevent or hinder the enforcement or foreclosure of this Security Deed, and Grantor, for itself and all who may at any time claim through or under it, hereby waives, to the full extent that it may lawfully so do, any and all right to have the assets comprising the Premises marshaled upon any foreclosure hereof.

3.5. Suits to Protect the Premises.

Grantee shall have the power and authority to institute and maintain any suits and proceedings as Grantee may deem advisable in order to (a) prevent any impairment of the Premises, (b) foreclose this Security Deed, (c) preserve and protect its interest in the Premises, and (d) to restrain the enforcement of, or compliance with, any legislation or other governmental enactment, rule, or order that may be unconstitutional or otherwise invalid, if the enforcement of or compliance with such enactment, rule or order might impair the security hereunder or be prejudicial to Grantee’s interest.

3.6. Proofs of Claim.

In the case of any receivership, insolvency, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial case or proceedings affecting Grantor, its creditors or its property, Grantee, to the extent permitted by law, shall be entitled to file such proofs of claim and other documents as may be necessary or advisable in order to have its claims allowed in such case or proceeding for the entire Indebtedness at the date of institution of such case or proceeding, and for any additional amounts that may become due and payable by Grantor after such date.

3.7. Application of Monies by Grantee.

After the occurrence of an Event of Default, any monies collected or received by Grantee shall be applied in such priority as Grantee may determine in its sole and absolute discretion, to such matters including, but not limited to, the payment of compensation, expenses and disbursements of the agents, attorneys and other representatives of Grantee, to IAI Deposits and any other deposits for Impositions and insurance and insurance premiums due, to the cost of insurance, Impositions, Assessments, other IAIs and other charges and to the payment of the Indebtedness.

3.8. No Waiver.

Notwithstanding any course of dealing or course of performance, neither failure nor delay on the part of Grantee to exercise any right, power, or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power, or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right; power, or privilege.

3.9. No Waiver of One Default to Affect Another.

No waiver of any Event of Default hereunder shall extend to or affect any subsequent or any other Event of Default then existing, or impair any rights, powers or remedies consequent thereon. If Grantee (a) grants forbearance or an extension of time for the payment of any of the Indebtedness; (b) takes other or additional security for the payment thereof; (c) waives or does not exercise any right granted in the Note, this Security Deed of any other of the Loan Documents; (d) releases any part of the Premises from the security title of this Security Deed or any other Loan Documents or releases or any party liable under the Note; (e) consents to the filing of any map, plat or replat of the Premises; (f) consents to the granting of any easement on the Premises; or (g) makes or consents to any agreement changing the terms of this Security Deed or subordinating the security title or any charge hereof, no such act or omission shall release, discharge, modify, change or affect the original liability under this Security Deed of otherwise of Grantor, or any subsequent purchaser of the Premises or any part thereof or any maker, co-singer, endorser, surety or guarantor, as applicable. No such act or omission shall preclude Grantee from exercising any right, power of privilege herein granted or intended to the granted in case of any Event of Default then existing or of any subsequent Event of Default nor, except as otherwise expressly provided in an instrument or instruments executed by Grantee, shall the security title of this Security Deed be altered thereby.

3.10. Remedies Cumulative.

No right, power or remedy conferred upon or reserved to Grantee by the Note, this Security Deed or any other Loan Documents is exclusive of any other right, power and remedy, but each and every such right, power and remedy shall be cumulative and concurrent and shall be in addition to any other right, power and remedy given hereunder or under the Note or any other Loan Documents, or now or hereafter existing at law, in equity or by statute.

3.11. Interest after Event of Default; Default Rate.

If an Event of Default shall have occurred, all sums outstanding and unpaid under the Note, this Security Deed and any other Loan Document shall, at Grantee’s option, bear interest at the default rate set forth in the Note.

3.12. Power of Sale.

Grantee may sell the Premises, or any part or parcel thereof or any interest of Grantor therein separately, at Grantee’s discretion, with or without taking possession thereof, at a public sale or public sales before the Courthouse door of the County in which the Premises or any part thereof is located, to the highest bidder for cash, after first giving notice of the time, place and terms of such sale or sales by advertisement published once a week for four consecutive weeks (without any regard for the number of days between the date the first such notice is published and the date on which any such sale commences) in the newspaper in which advertisements of sheriff’s sales are published in such county. Such advertisement so published shall be notice to Grantor, and Grantor hereby expressly waives all other notices. Grantee may bid and purchase at any such sale, and Grantee, as agent and attorney-in-fact for Grantor and in Grantor’s name, may execute and deliver to the purchaser or purchasers at any such sale a sufficient conveyance of the Premises, or the part or parcel thereof or the interest therein which is sold. Grantee’s conveyance may contain recitals as to the occurrence of any event of default under this Security Deed, and such recitals shall be presumptive evidence that all preliminary acts prerequisite to any such sale and conveyance were in all respects duly complied with. The recitals made by Grantee shall be binding and conclusive upon Grantor, and the sale and conveyance made by Grantee shall divest Grantor of all right, title, interest, and equity that Grantor may have or have had in, to and under the Premises, or the part or parcel thereof or the interest therein which is sold, and shall vest the same in the purchaser or purchasers at such sale or sales. Grantee may hold one or more sales hereunder until the Indebtedness has been satisfied in full. Grantor hereby constitutes and appoints Grantee as Grantor’s agent and attorney-in-fact to make such sale or sales, to execute and deliver such conveyance or conveyances, and to make such recitals, and Grantor hereby ratifies and confirms all of the acts and doings of Grantee as Grantor’s agent and attorney-in-fact hereunder. Grantee’s agency and power as attorney-in-fact hereunder are coupled with an interest, cannot be revoked by bankruptcy, insolvency, incompetency, death, dissolution or otherwise, and shall not be exhausted until the Indebtedness has been satisfied in full. The proceeds of each sale by Grantee hereunder shall be applied first to the costs and expenses of the sale and of all proceedings in connection therewith (including without limitation the reasonable fees and expenses of Grantee’s attorneys actually incurred in connection therewith), then to the payment of the balance of the Indebtedness, and the remainder, if any, shall be paid to Grantor or to the parties entitled thereto by law. If the proceeds of any sale are not sufficient to pay the Indebtedness in full, Grantee shall determine, at Grantee’s option and in Grantee’s discretion, the portions of the Indebtedness to which the proceeds (after deducting therefrom the costs and expenses of the sale and all proceedings in connection therewith) shall be applied and in what order the proceeds shall be so applied. Grantor covenants and agrees that, in the event of any sale pursuant to the agency and power herein granted, Grantor shall be and become a tenant holding over and shall deliver possession of the Premises, or the part thereof or interest therein sold, to the Purchaser or purchasers at the sale or be summarily dispossessed in accordance with the provisions of law applicable to tenants holding over.

All of the foregoing rights and remedies are cumulative of and in addition to, and not restrictive of or in lieu of, any right or remedy provided for by statute, or now or hereafter existing at law or in equity. Grantee may, at Grantee’s election and at Grantee’s sole discretion, exercise each and every such right and remedy concurrently or separately or in any combination.

ARTICLE 4. MISCELLANEOUS PROVISIONS

4.1. Heirs, Successors and Assigns Included in Parties.

Whenever one of the parties hereto is named or referred to herein, the heirs, successors and assigns of such party shall be included and all covenants and agreements contained in this Security Deed, by or on behalf of Grantor or Grantee shall bind and inure to the benefit of their respective heirs, successors and assigns, whether so expressed or not.

4.2. Addresses for Notices, etc.

4.2.1. Any notice, report, demand or other instrument authorized or required to be given or furnished under this Security Deed shall be in writing, signed by the party giving or making the same, and shall be sent by certified mail, return receipt requested, as follows:

GRANTOR:	Landa App LLC – 157 Wells Road Jenkinsburg GA LLC 20 West 22nd Street, Suite 1411 New York, NY 10010

Copy to:

GRANTEE:	Landa Financing LLC 20 West 22nd Street, Suite 1411 New York, NY 10010

4.2.2. Either party may change the address to which any such notice, report, demand or other instrument is to be delivered or mailed, by furnishing written notice of such change to the other party, but no such notice of change shall be effective unless and until received by such other party.

4.3. Headings.

The headings of the articles, sections, paragraphs and subdivisions of this Security Deed are convenience of reference only, are not to be considered a part hereof and shall not limit or expand or otherwise affect any of the terms hereof.

4.4. Provisions Subject to Applicable Laws; Severability.

All rights, powers and remedies provided herein may be exercised only to the extent that the exercise thereof does not violate any law and are intended to be limited to the extent necessary so that they will not render this Security Deed invalid or unenforceable. In the event that any of the covenants agreements, terms or provisions contained in the Note, or in this Security Deed or in any other Loan Documents shall be deemed invalid, illegal or unenforceable in any respect by a court with appropriate jurisdiction, the validity of the remaining covenants, agreements, terms or provisions contained herein or in the Note or in any other Loan Documents shall be in no way affected, prejudiced or disturbed thereby.

4.5. Modification.

This Security Deed, the Note, and all other Indebtedness are subject to modification; provided, however, either this Security Deed, nor any term hereof, may be changed, waived, discharged or terminated orally or by any action or inaction, and solely may be made by an instrument in writing signed by the parties hereto.

4.6. Governing Law.

THIS SECURITY DEED IS MADE BY GRANTOR AND ACCEPTED BY GRANTEE IN THE STATE OF GEORGIA. THIS SECURITY DEED SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, (A) WITH RESPECT TO MATTERS RELATING TO THE CREATION, PERFECTION AND PROCEDURES RELATING TO THE ENFORCEMENT OF THE SECURITY TITLE CREATED PURSUANT TO THIS SECURITY DEED (INCLUDING SPECIFICALLY, WITHOUT LIMITATION, THE MANNER OF ESTABLISHING THE AMOUNT OF ANY DEFICIENCY FOR WHICH GRANTEE IS LIABLE AFTER ANY FORECLOSURE OF THE LAND), THE LAWS OF THE STATE WHERE THE LAND SUBJECT TO THIS SECURITY DEED IS LOCATED; OR (B) WITH RESPECT TO ANY OTHER LOAN DOCUMENT (INCLUDING BUT NOT LIMITED TO THE NOTE) THE LAWS OF THE STATE OF NEW YORK. IN EITHER CASE, GOVERNING LAW SHALL REFER TO SUCH LAWS, AS SUCH LAWS NOW EXIST, OR MAY BE CHANGED OR AMENDED OR COME INTO EFFECT IN THE FUTURE.

4.7. Prejudgment Remedies.

GRANTOR HEREBY REPRESENTS, COVENANTS, AND AGREES THAT THE PROCEEDS OF THE LOAN SECURED BY THIS SECURITY DEED, AND EVIDENCED BY THE NOTE AND CONSTRUCTION LOAN AGREEMENT, IF APPLICABLE, SHALL BE USED FOR GENERAL COMMERCIAL PURPOSES AND THAT SUCH LOAN IS A “COMMERCIAL TRANSACTION” AS DEFINED BY THE STATUTES OF THE STATE OF GEORGIA. GRANTOR HEREBY WAIVES SUCH RIGHTS AS IT MAY HAVE TO NOTICE AND/OR HEARING UNDER ANY APPLICABLE FEDERAL OR STATE LAWS PERTAINING TO THE EXERCISE BY GRANTEE OF SUCH RIGHTS AS GRANTEE MAY HAVE INCLUDING, BUT NOT LIMITED TO, THE RIGHT TO SEEK PREJUDGMENT REMEDIES AND/OR TO DEPRIVE GRANTOR OF OR AFFECT THE USE OF OR POSSESSION OR ENJOYMENT OF GRANTOR’S PROPERTY PRIOR TO THE RENDITION OF A FINAL JUDGMENT AGAINST GRANTOR. GRANTOR FURTHER WAIVES ANY RIGHT IT MAY HAVE TO REQUIRE THE GRANTEE TO PROVIDE A BOND OR OTHER SECURITY AS A PRECONDITION TO OR IN CONNECTION WITH ANY PREJUDGMENT REMEDY SOUGHT BY GRANTEE, AND WAIVES ANY OBJECTION TO THE ISSUANCE OF SUCH PREJUDGMENT REMEDY BASED ON ANY OFFSETS, CLAIMS, DEFENSES, OR COUNTERCLAIMS TO ANY ACTION BROUGHT BY GRANTEE. FURTHER, GRANTOR HEREBY WAIVES, TO THE EXTENT PERMITTED BY LAW, THE BENEFITS OF ALL PRESENT AND FUTURE VALUATION, APPRAISAL, HOMESTEAD, EXEMPTION, STAY, REDEMPTION AND MORATORIUM LAWS.

4.8. Effects of Changes and Laws Regarding Taxation.

In the event of an enactment of any law deducting from the value of the Premises of the security title of this Security Deed lien thereon, or imposing upon Grantee the payment of any or part of the Impositions, charges, or Assessments previously paid by Grantor pursuant to this Security Deed, or change in the law relating to the taxation of Security Deeds, debts secured by Security Deeds or Grantee’s interest in the Premises so as to impose new incidents of taxes of Grantee, then Grantor shall pay such Impositions or Assessments or shall reimburse Grantee therefor; provided that, however, if in the opinion of counsel to Grantee such payment cannot lawfully be made by Grantor, then Grantee may, at Grantee’s option, declare, upon thirty (30) days prior written demand and notice to Grantor, all of the sums secured by this Security Deed to be immediately due and payable without prior notice to Grantor, and Grantee may invoke any remedies permitted by applicable law.

4.9. Purpose of Loan; Commercial Transaction.

4.9.1. Grantor represents and warrants that the proceeds from this Loan are to be used solely for business and commercial purposes and not at all for any personal, family, household, or other noncommercial or farming or agricultural purposes. Grantor acknowledges that Grantee has made this Loan to Grantor in reliance upon the above representation. Said representation will survive the closing and repayment of the Loan.

4.9.2. The interest of Grantee hereunder and the obligations of Grantor for the Indebtedness arise from a “commercial transaction” within the meaning of O.C.GA. § 44-14- 260(1). Accordingly, pursuant to O.C.G.A § 44-14-263, Grantor waives any and all rights which Grantor may have to notice prior to seizure by Grantee of any interest in the personal property of Grantor that constitutes part of the Premises, whether such seizure is by writ of possession or otherwise, and also waives the requirement for any bond in connection with any writ of immediate possession sought by Grantee. Grantor represents and warrants to Grantee that none of the Premises is used as a dwelling place by Grantor at the time this Security Deed is entered into. Accordingly, the notice requirements of O.C.GA. § 44-14-262.2- 3 shall not be applicable to any exercise of the power of sale contained in this Security Deed.

4.10. Duplicate Originals.

This Security Deed may be executed in any number of duplicate originals and each such duplicate original shall be deemed to be an original.

4.11. Usury Laws.

This Security Deed, the Note, and the other Loan Documents are subject to the express condition that at no time shall Grantor be obligated or required to pay interest on the debt at a rate that could subject the holder of the Note to either civil or criminal liability as a result of being in excess of the maximum interest rate permitted by applicable law. If, by the terms of this Security Deed, the Note, or any other Loan Documents, Grantor is at any time required or obligated to pay interest on the debt at a rate in excess of such maximum rate, the rate of interest under the same shall be deemed to be immediately reduced to such maximum rate and the interest payable shall be computed at such maximum rate and all prior interest payments in excess of such maximum rate shall be applied and shall be deemed to have been payments in reduction of the principal balance of the Note.

4.12. Construction.

This Security Deed and the Note shall be construed without regard to any presumption or other rule requiring construction against the party causing this Security Deed and the Note to be drafted.

4.13. Sale of Loan Documents.

Grantee shall have the right to do any or all of the following at any time without prior notice to or the consent of Grantor or guarantor, as applicable: (a) to sell, transfer, pledge or assign any or all of Loan Documents, or any or all servicing rights with respect thereto; (b) to sell, transfer, pledge or assign participations in the Loan Documents (“Participations”); and (c) to issue mortgage pass-through certificates or other securities evidencing a beneficial interest in a rated or unrated public offering or private placement (the “Securities”). Grantee is authorized to forward or disclose to each purchaser, transferee, assignee, servicer, participant, or investor in such Participations or Securities (collectively, the “Investor”) or any Rating Agency rating such Securities, each prospective Investor, and any organization maintaining databases on the underwriting and performance of commercial mortgage loans, all documents and information which Grantee now has or may hereafter acquire relating to the Loan and to Grantor or any guarantor, as applicable, as Grantee determines to be necessary or desirable. Upon Grantee’s request, Grantor shall reasonably cooperate with Grantee in connection with any of the transactions contemplated by this Section. Notwithstanding anything to the contrary contained in this Security Deed or any of the other Loan Documents, from and after the date of any sale, transfer or assignment of the Note and other Loan Documents by Grantee, any cross-default provision contained herein or in any other loan Documents shall terminate and shall be of no further force or effect.

4.14. Cancellation of Security Deed.

If all of Grantor’s obligations under the Loan Documents are paid in full in accordance with the terms of the Loan Documents and all amounts due under the Security Deed and accompanying Loan Documents are paid in full, no Default then exists hereunder and no Event of Default then exists under any other Loan Document, and if Grantor shall well and truly perform all of Grantor’s covenants contained herein, then this conveyance shall become null and void and shall be cancelled and surrendered at Grantor’s request and expense. Grantor shall pay any recordation costs. Grantee may charge Grantor a fee for releasing this Security Deed, but only if the fee is paid to a third party for services rendered and the charging of the fee is permitted under applicable law.

4.15. Entire Agreement.

This Security Deed, together with the other Loan Documents executed in connection herewith, constitutes the entire agreement and understanding among the parties relating to the subject matter hereof and supersedes all prior proposals, negotiations, agreements, and understandings relating to such subject matter. In entering into this Security Deed, Grantor acknowledges that it is not relying on any representation, warranty, covenant, promise, assurance, or other statement of any kind made by Grantee or by any employee or agent of Grantee.

4.16. Post-Closing Compliance.

Grantor agrees, at the request of Grantee, to fully cooperate and adjust for clerical errors, omissions, mistakes, or corrections required on this Security Deed or any other Loan Documents if deemed necessary or desirable in the sole discretion of Grantee. Grantor does hereby so agree and covenant in order to ensure that this Security Deed and all other the Loan Documents will conform and be acceptable in the instance of enforcement, transfer, sale or conveyance by Grantee or its interest in and to said Loan documentation.

4.19. WAIVER OF GRANTOR’S RIGHTS.

BY EXECUTION OF THIS DEED TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, GRANTOR EXPRESSLY: (A) ACKNOWLEDGES THE RIGHT TO ACCELERATE THE INDEBTEDNESS EVIDENCED BY THE NOTE AND THE POWER OF ATTORNEY GIVEN HEREBY TO GRANTEE TO SELL THE PREMISES BY NON JUDICIAL FORECLOSURE UPON DEFAULT BY GRANTOR WITHOUT ANY JUDICIAL HEARING AND WITHOUT ANY NOTICE; (B) WAIVES ANY AND ALL RIGHTS WHICH GRANTOR MAY HAVE UNDER THE CONSTITUTION OF THE UNITED STATES INCLUDING THE FIFTH AND FOURTEENTH AMENDMENTS THEREOF, THE VARIOUS PROVISIONS OF THE CONSTITUTIONS OF THE SEVERAL STATES, OR BY REASON OF ANY OTHER APPLICABLE LAW, TO NOTICE AND TO JUDICIAL HEARING PRIOR TO THE EXERCISE BY GRANTEE OF ANY RIGHT OR REMEDY HEREIN PROVIDED TO GRANTEE; (C) ACKNOWLEDGES THAT GRANTOR HAS READ THIS SECURITY DEED AND ANY AND ALL QUESTIONS REGARDING THE LEGAL EFFECT OF THIS SECURITY DEED AND ITS PROVISIONS HAVE BEEN EXPLAINED FULLY TO GRANTOR AND GRANTOR HAS CONSULTED WITH COUNSEL OF GRANTOR’S CHOICE PRIOR TO EXECUTING THIS DEED; AND (D) ACKNOWLEDGES THAT ALL WAIVERS OF THE AFORESAID RIGHTS OF GRANTOR HAVE BEEN MADE KNOWINGLY, INTENTIONALLY, AND WILLINGLYBY GRANTOR AS PART OF A BARGAINED FOR LOAN TRANSACTION.

4.18. Taxes.

Any and all payments by or on account of any obligation of the Grantor under this Security Deed and any other Loan Document shall be made, in accordance with this Security Deed or the related Loan Document, free and clear of and without deduction for any and all taxes, except as required by applicable law. If the Grantor or Grantee shall be required by law (or by the interpretation or administration thereof) to deduct or withhold any taxes from or in respect of any sum payable by it hereunder or under any other Loan Document to any secured party, then the Grantor or Grantee, as applicable, shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant governmental authority in accordance with applicable law and, if such payment is an payment made by or on account of any obligation of the Grantor, the sum payable by the Grantor shall be increased as necessary so that after such deduction or withholding has been made the Grantee receives an amount equal to the sum it would have received had no such deductions or withholding been made.

NOW, THEREFORE, if the Note and any Indebtedness secured by this Security Deed shall be well and truly paid according to their tenor and if all the terms, covenants, conditions, and agreements of Grantor contained herein and in the Note and Loan Documents, shall be fully and faithfully performed, observed, and complied with, then this Security Deed shall be void, but shall otherwise remain in full force and effect.

IN WITNESS WHEREOF, this Security Deed has been duly executed by the parties as of the date first above written.

Landa App LLC – 157 Wells Road		Landa Financing LLC
Jenkinsburg GA LLC		By:	Landa Management, as manager
By:	Landa Holdings, as manager	By:	Landa Holdings, Inc., as member manager

By:		By:
Name:	Yishai Cohen	Name:	Yishai Cohen
Title:	CEO	Title:	CEO

SCHEDULE A

PREMISES DESCRIPTION

THE LAND REFERRED TO HEREIN IS SITUATED IN BUTTS COUNTY, STATE OF GEORGIA, AND IS DESCRIBED AS FOLLOWS:

ALL THAT TRACT OR PARCEL OF LAND lying and being in Land lot 176 of the 1st District, Butts County, Georgia, containing 1.60 acres, as more particularly described on a plat of survey made for Jeff Kuhn, prepared by Joe Rowan, Jr., Registered Land Surveyor, dated July 10, 1995, which plat is recorded in Deed Book 280, Page 2, Butts County, Georgia Records; incorporated herein and by reference made a part hereof.

Parcel ID # 00160-041-000

Premises commonly known as: 157 Wells Road Jenkinsburg, GA, 30234

Grantor: Landa App LLC - 157 Wells Road Jenkinsburg GA LLC, a Delaware series limited liability company

Grantee: Landa Financing LLC, a Delaware Limited Liability Company

Date of Security Deed: Dated as of July 19, 2023

STATE OF GEORGIA

COUNTY OF BUTTS

Grantor: Landa App LLC - 157 Wells Road Jenkinsburg GA LLC

Lender: Landa Financing LLC

Date of Security Deed: July 19, 2023

ACKNOWLEDGEMENT AND WAIVER OF GRANTOR’S (BORROWER) RIGHTS

BY EXECUTION OF THIS PARAGRAPH, GRANTOR EXPRESSLY: (1) ACKNOWLEDGES THE RIGHT TO ACCELERATE THE DEBT AND THE POWER OF ATTORNEY GIVEN HEREIN TO GRANTEE TO SELL THE PREMISES BY NONJUDICIAL FORECLOSURE UPON DEFAULT BY GRANTOR WITHOUT ANY JUDICIAL HEARING AND WITHOUT ANY NOTICE OTHER THAN SUCH NOTICE AS IS REQUIRED TO BE GIVEN UNDER THE PROVISIONS HEREOF; (2) WAIVES ANY AND ALL RIGHTS THAT GRANTOR MAY HAVE UNDER THE FIFTH AND FOURTEENTH AMENDMENTS TO THE CONSTITUTION OF THE UNITED STATES, THE VARIOUS PROVISIONS OF THE CONSTITUTION FOR THE SEVERAL STATES, OR BY REASON OF ANY OTHER APPLICABLE LAW TO NOTICE AND TO JUDICIAL HEARING PRIOR TO THE EXERCISE BY GRANTEE OF ANY RIGHT OR REMEDY HEREIN PROVIDED TO GRANTEE, EXCEPT SUCH NOTICE AS IS SPECIFICALLY REQUIRED TO BE PROVIDED HEREOF; (3) ACKNOWLEDGES THAT GRANTOR HAS READ THIS DEED AND SPECIFICALLY THIS PARAGRAPH AND ANY AND ALL QUESTIONS REGARDING THE LEGAL EFFECT OF SAID DEED AND ITS PROVISIONS HAVE BEEN EXPLAINED FULLY TO GRANTOR AND GRANTOR HAS BEEN AFFORDED AN OPPORTUNITY TO CONSULT WITH COUNSEL OF GRANTOR’S CHOICE PRIOR TO EXECUTING THIS DEED; (4) ACKNOWLEDGES THAT ALL WAIVERS OF THE AFORESAID RIGHTS OF GRANTOR HAVE BEEN MADE KNOWINGLY, INTENTIONALLY AND WILLINGLY BY GRANTOR AS PART OF A BARGAINED FOR LOAN TRANSACTION; AND (5) AGREES THAT THE PROVISIONS HEREOF ARE INCORPORATED INTO AND MADE A PART OF THE SECURITY DEED.

FORECLOSURE CLOSING DISCLOSURE

O.C.G.A. Section 7-1-1014(3) of the Georgia Residential Mortgage Act requires that we inform you that if you fail to meet any condition or term of the documents that you sign in connection with obtaining a mortgage loan you may lose the property that serves as collateral for the mortgage loan through foreclosure.

READ AND AGREED TO BY GRANTOR:

Signed, sealed and delivered in the presence of:	GRANTOR:

Landa App LLC - 20 Chimney Smoke Drive Stockbridge GA LLC, a Delaware series limited liability company By: Landa Holdings, Inc., as manager

Witness

Notary Public	By:
Yishai Cohen, CEO
My commission expires:

SEAL:

PREPARED BY, AND AFTER RECORDING RETURN TO:

Landa Financing LLC 20 West 22nd Street, Suite 1411 New York, NY 10010 Tax Parcel ID Number: 92-2028006

Space Above for Recorder’s Use

ASSIGNMENT OF LEASES AND RENTS

This ASSIGNMENT OF LEASES AND RENTS (“Assignment”) is made effective as of July 19, 2023 by Landa App LLC – 157 Wells Road Jenkinsburg GA LLC, a Delaware series limited liability company, having an address of 20 West 22nd Street, Suite 1411, New York, NY 10010, US (“Assignor”) in favor of Landa Financing LLC, a Delaware Limited Liability Company, having its principal place of business at 20 West 22nd Street, Suite 1411, New York, NY 10010, US (“Assignee”).

RECITALS:

A. This Agreement is made in connection with a loan in the principal sum of up to one hundred thirty two thousand nine hundred seventy two dollars ($132,972.00) (the “Loan”), together with interest thereon, made by Assignee to Assignor, as evidenced by that certain Commercial Promissory Note in the principal amount of up to one hundred thirty two thousand nine hundred seventy two dollars ($132,972.00), dated as of the date hereof, made by Assignor to Assignee (as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time, the “Note”).

B. The Loan is secured by that certain Open-End Commercial Deed to Secure Debt, Security Agreement and Fixture Filing, dated as of the date hereof (as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time, the “Security Instrument”) made by Assignor for the benefit of Assignee. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Security Instrument.

C. As defined in the Note and Security Instrument, the Maturity Date of Loan (inclusive of extension options) is July 19, 2025.

D. Assignor desires to further secure the payment of the Indebtedness and the performance of all of its Obligations under the Note, the Security Instrument and the other Loan Documents.

E. This Assignment is given pursuant to the Note, and payment, fulfillment, and performance by Assignor of its obligations thereunder and under the other Loan Documents is secured hereby, and each and every term and provision of the Note and the Security Instrument, including the rights, remedies, obligations, covenants, conditions, agreements, indemnities, representations and warranties therein, are hereby incorporated by reference herein as though set forth in full and shall be considered a part of this Assignment.

NOW THEREFORE, in consideration of the making of the Loan by Assignee and the covenants, agreements, representations and warranties set forth in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged:

AGREEMENT:

For valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor and Assignee agree as follows:

1. Assignment.

1.1 Assignor unconditionally assigns to Assignee all of Assignor’s right, title and interest in and to: (a) all rents, revenues, liquidated damages following defaults under the Leases, issues, profits, income and proceeds due or to become due from tenants of the project located on the real property more commonly known as 157 Wells Road Jenkinsburg, Georgia, 30234, which is more particularly described on the attached Exhibit A (the real property and project, collectively, the “Property”), including rentals and all other payments of any kind under the Leases for using, leasing, licensing, possessing, operating from, rendering in, selling or otherwise enjoying the Property (collectively, the “Rents”); (b) all of Assignor’s claims and rights (the “Bankruptcy Claims”) to the payment of damages arising from any rejection by a lessee of any Lease under the United States Bankruptcy Code (the “Bankruptcy Code”); and (c) any and all other rights of Assignor in and to the items set forth in subsections (a) through (b) above, and all amendments, modifications, replacements, renewals, proceeds and substitutions thereof. This Agreement is an absolute assignment to Assignee and not an assignment as security for the performance of the obligations under the Loan Documents (defined below), or any other Indebtedness, and such absolute assignment is presently and immediately effective. Notwithstanding the foregoing, the absolute assignment contained herein shall not itself reduce the obligations owing to Assignee under the Loan Documents unless and until Assignee actually receives the Rents and such Rents are applied by Assignee to such obligations pursuant to Section 4 below.

1.2 For purposes of this Agreement, “Leases” means all leases, subleases, occupancy agreements, licenses, concessions, rental contracts and other agreements (written or oral) now or hereafter existing relating to the use or occupancy of the Property, together with all guarantees, letters of credit and other credit support, modifications, extensions and renewals thereof (whether before or after the filing by or against Assignor of any petition of relief under the Bankruptcy Code) and all related security and other deposits. Assignee grants to Assignor a revocable license to operate and manage the Property and to collect the Rents. Assignor shall hold the Rents, or a portion thereof sufficient to discharge all current sums due on the Indebtedness, in trust for the benefit of Assignee for use in the payment of such sums. During the existence of an Event of Default, the license granted to Assignor herein shall be automatically revoked and Assignee shall immediately be entitled to possession of all Rents, whether or not Assignee enters upon or takes control of the Property. Assignee is hereby granted and assigned by Assignor the right, at its option, upon the revocation of the license granted herein to enter upon the Property in person, by agent or by court-appointed receiver to collect the Rents. Any Rents collected after the revocation of the license herein granted may be applied toward payment of the Indebtedness in such priority and proportion as Assignee in its discretion shall deem proper. It is further the intent of Assignor and Assignee that the Rents hereby absolutely assigned are no longer, during the term of the Security Instrument, property of Assignor or property of any estate of Assignor as defined in Section 541 of the Bankruptcy Code and shall not constitute collateral, cash or otherwise, of Assignor.

2. Rights of Assignee.

2.1 During an Event of Default, Assignee shall have the right, power and authority in accordance with applicable law to: (a) notify any person that all Rents are to be paid directly to Assignee, whether or not Assignee has commenced or completed foreclosure or taken possession of the Property; (b) settle, compromise, release, extend the time of payment of, and make allowances, adjustments and discounts of any Rents; (c) enforce payment of Rents, prosecute any action or proceeding, and defend against any claim with respect to Rents; (d) enter upon, take possession of and operate the Property; (e) lease all or any part of the Property; and/or (f) perform any and all obligations of Assignor under the Leases and exercise any and all rights of Assignor therein contained to the full extent of Assignor’s rights and obligations thereunder, with or without the bringing of any action or the appointment of a receiver.

2.2 At Assignee’s request during an Event of Default, Assignor shall deliver a copy of this Agreement to each tenant under a Lease and to each manager and managing agent or operator of the Property. Assignor irrevocably directs any tenant, manager, managing agent, or operator of the Property, without any requirement for notice to or consent by Assignor, to comply with all demands of Assignee under this Agreement and to turn over to Assignee on demand all Rents which it receives. Assignee grants to Assignor a revocable license to operate and manage the Property and to collect the Rents. Assignor shall hold the Rents, or a portion thereof sufficient to discharge all current sums due on the Indebtedness, in trust for the benefit of Assignee for use in the payment of such sums. During an Event of Default, the license granted to Assignor herein shall be automatically revoked and Assignee shall immediately be entitled to possession of all Rents, whether or not Assignee enters upon or takes control of the Property. If the Event of Default is cured, as determined by Assignee in its sole and absolute discretion, the license granted to Assignor shall be reinstated. Assignee is hereby granted and assigned by Assignor the right, at its option, upon the revocation of the license granted herein to enter upon the Property in person, by agent or by court-appointed receiver to collect the Rents. Any Rents collected after the revocation of the license herein granted may be applied toward payment of the Indebtedness in such priority and proportion as Assignee in its discretion shall deem proper. It is further the intent of Assignor and Assignee that the Rents hereby absolutely assigned are no longer, during the term of the Security Instrument, property of Assignor or property of any estate of Assignor as defined in Section 541 of the Bankruptcy Code and shall not constitute collateral, cash or otherwise, of Assignor.

3. No Obligation or Liability. Notwithstanding Assignee’s rights hereunder, Assignee shall not be obligated to perform, and Assignee does not undertake to perform, any obligation, duty or liability with respect to the Leases, Rents or Property on account of this Agreement. Assignee shall have no responsibility on account of this Agreement for the control, care, maintenance or repair of the Property, for any waste committed on the Property, for any dangerous or defective condition of the Property, or for any negligence in the management, upkeep, repair or control of the Property, except to the extent caused by the gross negligence, intentional or willful misconduct, fraud, by Assignee. Assignee shall not be liable for any loss sustained by Assignor resulting from Assignee’s failure to let the Property after an Event of Default or from any other act or omission of Assignee in managing the Property after an Event of Default (other than for gross negligence, intentional or willful misconduct, or fraud by Assignee its employees and agents). Nothing herein contained shall be construed as constituting Assignee a “mortgagee in possession” or “debtor in possession” in the absence of the taking of actual possession of the Property by Assignee. Neither the acceptance by Assignee of this Agreement, nor the granting of any other right, power, privilege or authority in this Assignment, nor the exercise of any of the aforesaid, will at any time thereafter, obligate Assignee (a) to appear in or defend any action or proceeding relating to the Leases, the Rents or the remainder of the Property, (b) to take any action hereunder, (c) to expend any money or incur any expenses or perform or discharge any obligation, duty or liability with respect to any Lease, (d) to assume any obligation or responsibility for any deposits which are not physically delivered to Assignee or (e) to assume any obligation or responsibility for any injury or damage to person or property sustained in or about the Property. In the exercise of the powers herein granted Assignee, no liability shall be asserted or enforced against Assignee, all such liability being expressly waived and released by Assignor.

4. Right to Apply Rents. At any time an Event of Default by Assignor exists, Assignee shall have the right, but not the obligation, to use and apply any Rents received by Assignee pursuant to the terms hereof in such order and such manner as Assignee may determine for:

4.1 Enforcement or Defense. The payment of costs and expenses of enforcing or defending the terms of this Agreement or the rights of Assignee hereunder, and collecting any Rents;

4.2 Loan Payments. Interest, principal or other amounts payable pursuant to the Note, Security Instrument and all other Loan Documents; and

4.3 Operating Expenses. Payment of costs and expenses of the operation and maintenance of the Property, including (i) rentals and other charges payable by Assignor under any ground lease or other agreement affecting the Property; (ii) electricity, telephone, water and other utility costs, taxes, assessments, water charges and sewer rents and other utility and governmental charges levied, assessed or imposed against the Property; (iii) insurance premiums; (iv) costs and expenses with respect to any litigation affecting the Property, the Leases or the Rents; (v) wages and salaries of employees, commissions of agents and reasonable attorneys’ fees and expenses actually incurred; and (vi) all other carrying costs, fees, charges, reserves, and expenses whatsoever relating to the Property.

After the payment of all such costs and expenses and after Assignee has established such reserves as it, in its sole and absolute discretion, deems necessary for the proper management of the Property, Assignee shall apply all remaining Rents received by it to the reduction of the Loan.

5. No Waiver. The exercise or nonexercise by Assignee of the rights granted in this Agreement or the collection and application of Rents by Assignee or its agent shall not be a waiver of any default by Assignor under this Agreement or any other Loan Document. No action or failure to act by Assignee with respect to any obligations of Assignor under the Loan Documents, or any security or guaranty given for the payment or performance thereof, shall in any manner affect, impair or prejudice any of Assignee’s rights and privileges under this Agreement, or discharge, release or modify any of Assignor’s duties or obligations hereunder.

6. Term. This Agreement shall continue in full force and effect until (a) all amounts due under the Loan Documents are paid in full, and (b) all other obligations of Assignor under the Loan Documents are fully satisfied.

7. Appointment. Assignor irrevocably appoints Assignee its true and lawful attorney-in-fact, which appointment is coupled with an interest, to exercise any or all of the rights or powers described herein with the same force and effect as if exercised by Assignor, and Assignor ratifies and confirms any and all acts done or omitted to be done by Assignee, its agents, servants, employees or attorneys in, to or about the Property.

8. Liability of Assignee. Assignee shall not in any way be liable to Assignor for any action or inaction of Assignee, its employees or agents under this Agreement (other than for gross negligence, intentional or willful misconduct, or fraud by Assignee, its employees and agents).

9. Indemnification. Assignor shall indemnify, defend and hold harmless Assignee from and against all liability, loss, damage, cost or expense which it may incur under this Agreement or under any of the Leases, including any claim against Assignee by reason of any alleged obligation, undertaking, action, or inaction on its part to perform or discharge any terms, covenants or conditions of the Leases or with respect to Rents, and including reasonable attorneys’ fees and expenses actually incurred, INCLUDING LIABILITY, LOSS, DAMAGE, COST OR EXPENSE ARISING OR ALLEGED TO HAVE ARISEN FROM ASSIGNEE’S NEGLIGENCE OR STRICT LIABILITY, but excluding any claim arising from Assignee’s gross negligence, intentional or willful misconduct, or fraud. Any amount covered by this indemnity shall be payable on demand, and shall bear interest from the date of demand until the same is paid by Assignor to Assignee at a rate equal to the Default Rate (as defined in the Note).

10. Modification. This Agreement may not be changed orally, but only by an agreement in writing signed by the party against whom enforcement of such change is sought.

11. Bankruptcy.

11.1 Upon or at any time after the occurrence of an Event of Default, Assignee shall have the right to proceed in its own name or in the name of Assignor in respect of any claim, suit, action or proceeding relating to the rejection of any Lease, including, without limitation, the right to file and prosecute, to the exclusion of Assignor, any proofs of claim, complaints, motions, applications, notices and other documents, in any case in respect of the lessee under such Lease under the Bankruptcy Code.

11.2 If there shall be filed by or against Assignor a petition under the Bankruptcy Code, and Assignor, as lessor under any Lease, shall determine to reject such Lease pursuant to Section 365(a) of the Bankruptcy Code, then Assignor shall give Assignee not less than ten (10) days’ prior notice of the date on which Assignor shall apply to the bankruptcy court for authority to reject the Lease. Assignee shall have the right, but not the obligation, to serve upon Assignor within such ten-day period a notice stating that (i) Assignee demands that Assignor assume and assign the Lease to Assignee pursuant to Section 365 of the Bankruptcy Code and (ii) Assignee covenants to cure or provide adequate assurance of future performance under the Lease. If Assignee serves upon Assignor the notice described in the preceding sentence, Assignor shall not seek to reject the Lease and shall comply with the demand provided for in clause (i) of the preceding sentence within thirty (30) days after the notice shall have been given, subject to the performance by Assignee of the covenant provided for in clause (ii) of the preceding sentence.

12. Authority. Assignor represents and warrants that it has full power and authority to execute and deliver this Agreement and the execution and delivery of this Agreement has been duly authorized and does not conflict with or constitute a default under any law, judicial order or other agreement affecting Assignor or the Property.

13. Headings. The headings and captions of various paragraphs of this Agreement are for convenience of reference only and are not to be construed as defining or limiting, in any way, the scope or intent of the provisions hereof.

14. Notices. Any notice required or permitted to be given under this Agreement shall be (a) in writing, (b) sent in the manner set forth in the Security Instrument, and (c) effective in accordance with the terms of the Security Instrument.

15. Successors and Assigns. This Agreement shall inure to the benefit of Assignee and its successors and assigns and shall be binding on Assignor and its successors and assigns.

16. Severability. If any provision of this Agreement or application thereof to any person or circumstance shall to any extent be invalid, the remainder of this Agreement or the application of such provision to persons, entities, or circumstances other than those as to which it is held invalid, shall not be affected thereby and each provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

19. Further Assurances. Assignor shall execute and deliver to Assignee all instruments and do such further acts and things as Assignee may reasonably request which may be necessary or desirable to effect the purposes of this Agreement.

18. Governing Law. This Agreement shall be construed in accordance with, and governed by, (a) with respect to matters relating to the creation, perfection and procedures relating to the enforcement of the security title created pursuant to the Security Deed (including specifically, without limitation, the manner of establishing the amount of any deficiency for which Borrower is liable after any foreclosure of the Land), the laws of the state where the Land subject to such Security Deed is located; or (b) with respect to any other Loan Document (including but not limited to this Agreement) the laws of the State of New York. In either case, Governing Law shall refer to such laws, as such laws now exist, or may be changed or amended or come into effect in the future.

19. Jurisdiction. AT ASSIGNEE’S ELECTION, TO BE ENTERED IN ITS SOLE DISCRETION, ANY LEGAL SUIT, ACTION OR PROCEEDING AGAINST BORROWER OR ASSIGNEE ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS SHALL BE INSTITUTED IN ANY FEDERAL OR STATE COURT IN GEORGIA, AND ASSIGNOR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING, AND HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUIT, ACTION OR PROCEEDING.

20. Amendments. This Agreement may not be altered, amended, waived, or modified in any way whatsoever except by a writing duly executed by the party to be charged therewith.

21. Counterparts. This Agreement may be executed in multiple counterparts, each of which shall constitute an original, but all of which shall constitute one document.

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(Signature Page Follows)

IN WITNESS WHEREOF, this Assignment has been duly executed by the parties as of the date first above written.

Landa App LLC - 157 Wells Road Jenkinsburg GA LLC By: Landa Holdings, as manager		Landa Financing LLC By: Landa Management, as manager By: Landa Holdings, Inc., as member manager

By:		By:
Name:	Yishai Cohen	Name:	Yishai Cohen
Title:	CEO	Title:	CEO

EXHIBIT A

PROPERTY DESCRIPTION

THE LAND REFERRED TO HEREIN IS SITUATED IN BUTTS COUNTY, STATE OF GEORGIA, AND IS DESCRIBED AS FOLLOWS:

ALL THAT TRACT OR PARCEL OF LAND lying and being in Land lot 176 of the 1st District, Butts County, Georgia, containing 1.60 acres, as more particularly described on a plat of survey made for Jeff Kuhn, prepared by Joe Rowan, Jr., Registered Land Surveyor, dated July 10, 1995, which plat is recorded in Deed Book 280, Page 2, Butts County, Georgia Records; incorporated herein and by reference made a part hereof.

Parcel ID # 00160-041-000

Property commonly known as: 157 Wells Road, Jenkinsburg, Georgia, 30234

COMMERCIAL PROMISSORY NOTE

This COMMERCIAL PROMISSORY NOTE (“Promissory Note”) is entered into as of July 19, 2023 (“Disbursement Date”), and FOR VALUE RECEIVED, the undersigned, Landa App LLC – 157 Wells Road Jenkinsburg GA LLC, a Delaware series limited liability company, having an address of 20 West 22nd Street, Suite 1411, New York, NY 10010 (“Maker”), jointly and severally (if more than one) promises to pay to the order of Landa Financing LLC, a Delaware Limited Liability Company, at its principal place of business at 20 West 22nd Street, Suite 1411, New York, NY 10010 (“Lender”), or at such other place as the holder hereof may designate, the principal sum of to one hundred thirty two thousand nine hundred seventy two dollars ($132,972.00),with interest on the unpaid principal balance, as hereinafter provided, together with all taxes assessed upon this Note and together with any costs, expenses, and reasonable attorney’s fees actually incurred in the collection of this Note or in protecting, maintaining, or enforcing its security interest or any mortgage, deed of trust or other instrument securing this Note or upon any litigation or controversy affecting this Note or the security given therefor, including, without limitation, proceedings under the United States Bankruptcy Code.

1. Defined Terms.

“Event of Default” and other capitalized terms used but not defined in this Note shall have the meanings given to such terms in the Security Instrument. In addition to the defined terms found elsewhere in this Note, as used in this Note, the following definitions shall apply:

1.1. Business Day. Any day other than a Saturday, a Sunday or any other day on which banks are authorized or required to close in New York, New York.

1.2. Default Rate. An annual interest rate equal to TWENTY-FOUR PERCENT (24.00%). However, at no time shall the Default Rate exceed the Maximum Interest Rate.

1.3. First Payment Due Date. On or about August 15, 2023

1.4. Indebtedness. The principal of, interest on, or any other amounts due at any time under, this Note, the Security Instrument or any other Loan Document, including late charges, default interest, and advances to protect the security of the Security Instrument as set forth in the Security Instrument or any other Loan Document or as permitted by law.

1.5. Interest Rate. From the Disbursement Date to and excluding the Maturity Date, the Interest Rate shall be an annual rate equal to the sum of (i) SOFR and (ii) three and a half percent (3.5%).

1.6. Lender. The holder(s) from time to time of this Note.

1.7. Loan. The loan evidenced by this Note.

1.8. Maturity Date. The earlier of (i) July 19, 2025, and (ii) the date on which the unpaid principal balance of this Note becomes due and payable by acceleration or otherwise pursuant to the Loan Documents or the exercise by Lender of any right or remedy under any Loan Document.

1.9. Maximum Interest Rate. The rate of interest that results in the maximum amount of interest allowed by applicable law.

1.10. Payment Due Date. The First Payment Due Date and any subsequent date on which a monthly installment of interest is due and payable pursuant to Section 3.

1.11. [Intentionally Omitted]

1.12. [Intentionally Omitted]

1.13. Property. That certain piece or parcel of real property commonly known as 157 Wells Road, Jenkinsburg, Georgia, 30234, and as more specifically described on the Schedule A of the Security Instrument.

1.14. Security Instrument. That certain Commercial Deed to Secure Debt, Security Agreement and Fixture Filing effective dated as of the date of this Note, executed by Maker to or for the benefit of Lender and securing this Note and encumbering the Property.

1.15. SOFR. A rate equal to the secured overnight financing rate as administered by the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).

2. Address for Payment. All payments due under this Note shall be payable by the Maker to Lender in Dollars, in immediately available funds without counterclaim, setoff, deduction, defense, abatement, suspension or deferment. The Lender shall provide wire instructions to the Maker. Payments must be received by the Lender on or prior to 4:00 p.m. on a Business Day; provided that, payments received by the Lender after 4:00 p.m. on a Business Day will be deemed to have been paid on the next following Business Day.

3. Payments.

3.1. Interest shall accrue on the outstanding principal balance of this Note at the Interest Rate, subject to the provisions of Section 8.

3.2. Interest under this Note shall be computed, payable and allocated on the basis of a 30-day month and a 360-day calendar year. A balloon payment will be due upon full repayment of this Note if this Note is not repaid until the Maturity Date.

3.3. Interest for the period beginning on the Disbursement Date and ending on and including the last day of such calendar month shall be payable by Maker on or before the Disbursement Date. The Payment Due Date for the first monthly installment payment under Section 3.4 of interest will be the First Payment Due Date set forth in Section 1. Except as provided in this Section 3.3 and in Section 10, accrued interest will be payable in arrears.

3.4. Beginning on the First Payment Due Date, and continuing until and including the monthly installment due on the Maturity Date, accrued interest only shall be payable by Maker in consecutive monthly installments due and payable on the first day of each calendar month. The amount of the initial full monthly installment of interest only payable pursuant to this Section 3.4 shall be approximately eight hundred nine dollars and thirty one cents ($809.31).

3.5. All remaining Indebtedness, including all principal and interest, shall be due and payable by Maker on the Maturity Date. All payments under this Note shall be made in immediately available U.S. funds. Any regularly scheduled monthly installment of interest only that is received by Lender before the date it is due shall be deemed to have been received on the due date solely for the purpose of calculating interest due. Any accrued interest remaining past due for thirty (30) days or more, at Lender’s discretion, may be added to and become part of the unpaid principal balance of this Note and any reference to “accrued interest” shall refer to accrued interest that has not become part of the unpaid principal balance. Any amount added to principal pursuant to the Loan Documents shall bear interest at the applicable rate or rates specified in this Note and shall be payable with such interest upon demand by Lender and absent such demand, as provided in this Note for the payment of interest only.

Notice of NSF Fee: In the event any check given by Maker to Lender as a payment on this Note is dishonored, or in the event there are insufficient funds in Maker’s designated account to cover any preauthorized monthly debit from Maker’s checking account, then, without limiting any other charges or remedies, Maker shall pay to Lender a processing fee of $25.00 (but not more than the maximum amount allowed by law) for each such event.

3.6. Lender shall provide Maker with notice of the amount of each monthly installment due under this Note. However, if Lender has not provided Maker with prior notice of the monthly payment due on any Payment Due Date, then Maker shall pay on that Payment Due Date an amount equal to the monthly installment payment for which Maker last received notice. If Lender at any time determines that Maker has paid one or more monthly installments in an incorrect amount because of the operation of the preceding sentence, or because Lender has miscalculated the amount of any monthly installment, then Lender shall give notice to Maker of such determination. If such determination discloses that Maker has paid less than the full amount due for the period for which the determination was made, Maker, within thirty (30) calendar days after receipt of the notice from Lender, shall pay to Lender the full amount of the deficiency. If such determination discloses that Maker has paid more than the full amount due for the period for which the determination was made, then the amount of the overpayment shall be credited to the next installment(s) of interest only, due under this Note (or, if an Event of Default has occurred and is continuing, such overpayment shall be credited against any amount owing by Maker to Lender).

3.7. In accordance with Section 14, interest charged under this Note cannot exceed the Maximum Interest Rate.

4. Application of Payments. If at any time Lender receives, from Maker or otherwise, any amount applicable to the Indebtedness that is less than all amounts due and payable at such time, Lender may apply the amount received to amounts then due and payable in any manner and in any order determined by Lender, in Lender’s discretion. Maker agrees that neither Lender’s acceptance of a payment from Maker in an amount that is less than all amounts then due and payable nor Lender’s application of such payment shall constitute or be deemed to constitute either a waiver of the unpaid amounts or an accord and satisfaction.

5. Security. The Indebtedness is secured by, among other things, the Security Instrument and reference is made to the Security Instrument for other rights of Lender as to collateral for the Indebtedness.

6. Acceleration. If an Event of Default has occurred and is continuing, the entire unpaid principal balance, any accrued interest, and all other amounts payable under this Note and any other Loan Document, shall at once become due and payable, at the option of Lender, without any prior notice to Maker (except if notice is required by applicable law, then after such notice). Lender may exercise this option to accelerate regardless of any prior forbearance.

7. Late Charge.

7.1. If any installment of interest only or other amount payable under this Note, the Security Instrument or any other Loan Document is not received in full by Lender within five (5) days after the installment or other amount is due (unless applicable law requires a longer period of time before a late charge may be imposed, in which event such longer period shall be substituted), Maker shall pay to Lender, immediately and without demand by Lender, a late charge equal to ten percent (10%) of such installment or other amount due (unless applicable law requires a lesser amount be charged, in which event such lesser amount shall be substituted).

7.2. Maker acknowledges that its failure to make timely payments will cause Lender to incur additional expenses in servicing and processing the Loan and that it is extremely difficult and impractical to determine those additional expenses. Maker agrees that the late charge payable pursuant to this Section 7 represents a fair and reasonable estimate, taking into account all circumstances existing on the date of this Note, of the additional expenses Lender will incur by reason of such late payment. The late charge is payable in addition to, and not in lieu of, any interest payable at the Default Rate pursuant to Section 8.

8. Default Rate.

8.1. So long as (i) any monthly installment under this Note remains past due for thirty (30) days or more or (ii) any other Event of Default has occurred and is continuing, then notwithstanding anything in Section 3 to the contrary, interest under this Note shall accrue on the unpaid principal balance from the Payment Due Date of the first such unpaid monthly installment or the occurrence of such other Event of Default, as applicable, at the Default Rate.

8.2. From and after the Maturity Date, the unpaid principal balance and all accrued interest shall continue to bear interest at the Default Rate until and including the date on which the entire principal balance is paid in full. Interest shall also accrue at the Default Rate on any judgment obtained by Lender against Maker under this Note.

8.3. Maker acknowledges that (i) its failure to make timely payments will cause Lender to incur additional expenses in servicing and processing the Loan, (ii) during the time that any monthly installment under this Note is delinquent for thirty (30) days or more, Lender will incur additional costs and expenses arising from its loss of the use of the money due and from the adverse impact on Lender’s ability to meet its other obligations and to take advantage of other investment opportunities; and (iii) it is extremely difficult and impractical to determine those additional costs and expenses. Maker also acknowledges that, during the time that any monthly installment under this Note is delinquent for thirty (30) days or more or any other Event of Default has occurred and is continuing, Lender’s risk of nonpayment of this Note will be materially increased and Lender is entitled to be compensated for such increased risk. Maker agrees that the increase in the rate of interest payable under this Note to the Default Rate represents a fair and reasonable estimate, taking into account all circumstances existing on the date of this Note, of the additional costs and expenses Lender will incur by reason of Maker’s delinquent payment and the additional compensation Lender is entitled to receive for the increased risks of nonpayment associated with a delinquent loan. During any period that the Default Rate is in effect, the additional interest accruing over and above the rate provided for in Section 1 shall be immediately due and payable in addition to the regularly scheduled interest only payments.

9. Limited Recourse Personal Liability. Each guarantor (as defined in any applicable guarantee agreements entered into in connection herewith (the “Guaranty”)) shall have only limited recourse and/or personal liability pursuant to such Guaranty.

10. Voluntary and Involuntary Prepayments.

10.1. receipt by Lender of principal due under this Note prior to the Maturity Date due to sale, refinance or curtailment, other than principal required to be paid in monthly installments pursuant to Section 3 or principal repaid due to application of casualty or condemnation proceeds pursuant to Section 10.6, constitutes a prepayment of principal under this Note. Without limiting the foregoing, any application by Lender, prior to the Maturity Date, of any proceeds of collateral or other security to the repayment of any portion of the unpaid principal balance of this Note constitutes a prepayment under this Note. Such prepayments of all or a portion of the unpaid principal balance of this Note at any time prior to Maturity date shall hereinafter be referred to as a “Prepayment.”

10.2. Maker may voluntarily make a Prepayment on a Payment Due Date so long as Maker designates the date for such Prepayment in a notice from Maker to Lender given at least thirty (30) days prior to the date of such Prepayment. If a Payment Due Date (as defined in Section 1) falls on a day that is not a Business Day, then with respect to payments made under this Section 10 only, the term “Payment Due Date” shall mean the Business Day immediately preceding the scheduled Payment Due Date.

10.3. Notwithstanding Section 10.2, Maker may voluntarily make a Prepayment on a Business Day other than a Payment Due Date if Maker provides Lender with the notice set forth in Section 10.2 and meets the other requirements set forth in this Section 10.3. Maker acknowledges that Lender has agreed that Maker may make a Prepayment on a Business Day other than a Payment Due Date only because Lender shall deem any Prepayment received by Lender on any day other than a Payment Due Date to have been received on the Payment Due Date immediately following such Prepayment and Maker shall be responsible for all interest that would have been due if the Prepayment had actually been made on the Payment Due Date immediately following such Prepayment.

10.4. In order to voluntarily make a Prepayment, Maker must also pay to Lender, together with the amount of principal being prepaid, (i) all accrued and unpaid interest due under this Note, plus (ii) all other sums due to Lender at the time of such Prepayment.

10.5. [Intentionally Omitted]

10.6. [Intentionally Omitted]

10.7. Unless Lender agrees otherwise in writing, a permitted or required Prepayment of less than the unpaid principal balance of this Note shall not extend or postpone the due date of any subsequent monthly installments or change the amount of such installments.

10.8. Maker recognizes that any Prepayment, whether voluntary or involuntary or resulting from an Event of Default by Maker, will result in Lender incurring loss, including reinvestment loss, additional expense and frustration or impairment of Lender’s ability to meet its commitments to third parties. Maker agrees to pay to Lender upon demand damages for the detriment caused by any Prepayment.

11. Costs and Expenses. To the fullest extent allowed by applicable law, Maker shall pay: (a) all expenses and costs, including reasonable attorney’s fees and costs actually incurred by Lender or any Loan servicer as a result of any default under this Note or in connection with efforts to collect any amount due under this Note, or to enforce the provisions of any of the other Loan Documents (whether or not any lawsuit or other proceeding is instituted), including those incurred in post-judgment collection efforts and in any bankruptcy proceeding (including any action for relief from the automatic stay of any bankruptcy proceeding) or judicial or non-judicial foreclosure proceeding; and (b) all expenses and costs, including reasonable attorney’s fees and costs, incurred by Lender or any Loan servicer in connection with the servicing of the Loan, including without limitation responding to requests from Maker, and expenses and costs incurred in connection with potential defaults or other legal questions regarding the Loan.

12. Forbearance. Any forbearance by Lender in exercising any right or remedy under this Note, the Security Instrument, or any other Loan Document or otherwise afforded by applicable law, shall not be a waiver of or preclude the exercise of that or any other right or remedy. The acceptance by Lender of any payment after the due date of such payment, or in an amount which is less than the required payment, shall not be a waiver of Lender’s right to require prompt payment when due of all other payments or to exercise any right or remedy with respect to any failure to make prompt payment. Enforcement by Lender of any security for Maker’s obligations under this Note shall not constitute an election by Lender of remedies so as to preclude the exercise of any other right or remedy available to Lender.

13. Waivers. Maker and all endorsers and guarantors (as applicable) of this Note and all other third party obligors waive presentment, demand, notice of dishonor, protest, notice of acceleration, notice of intent to demand or accelerate payment or maturity, presentment for payment, notice of nonpayment, grace, and diligence in collecting the Indebtedness.

14. Loan Charges. Neither this Note nor any of the other Loan Documents shall be construed to create a contract for the use, forbearance or detention of money requiring payment of interest at a rate greater than the Maximum Interest Rate. If any applicable law limiting the amount of interest or other charges permitted to be collected from Maker in connection with the Loan is interpreted so that any interest or other charge provided for in any Loan Document, whether considered separately or together with other charges provided for in any other Loan Document, violates that law, and Maker is entitled to the benefit of that law, that interest or charge is hereby reduced to the extent necessary to eliminate that violation. The amounts, if any, previously paid to Lender in excess of the permitted amounts shall be applied by Lender to reduce the unpaid principal balance of this Note. For the purpose of determining whether any applicable law limiting the amount of interest or other charges permitted to be collected from Maker has been violated, all Indebtedness that constitutes interest, as well as all other charges made in connection with the Indebtedness that constitute interest, shall be deemed to be allocated and spread ratably over the stated term of this Note. Unless otherwise required by applicable law, such allocation and spreading shall be effected in such a manner that the rate of interest so computed is uniform throughout the stated term of this Note.

15. Purpose of Indebtedness. Maker represents and warrants to Lender that the proceeds of this Note will be used solely for business, commercial investment, or similar purposes, and that no portion of it will be used for agricultural, personal, family, or household purposes.

16. Counting of Days. Except where otherwise specifically provided, any reference in this Note to a period of “days” means calendar days, not Business Days.

17. Governing Law. This Note shall be governed by, and construed in accordance with, (a) with respect to matters relating to the creation, perfection and procedures relating to the enforcement of the liens created pursuant to the Security Instrument (including specifically, without limitation, the manner of establishing the amount of any deficiency for which Maker is liable after any foreclosure of the Land), the laws of the state where the Land subject to such Security Instrument is located; or (b) with respect to any other Loan Document (including but not limited to this Note and the Security Instrument) the laws of the State of New York. In either case, Governing Law shall refer to such laws, as such laws now exist, or may be changed or amended or come into effect in the future.

18. Construction. The captions and headings of the Sections of this Note are for convenience only and shall be disregarded in construing this Note. Any reference in this Note to an “Exhibit” or a “Section” shall, unless otherwise explicitly provided, be construed as referring, respectively, to an Exhibit attached to this Note or to a Section of this Note. All Exhibits attached to or referred to in this Note are incorporated by reference in this Note. Any reference in this Note to a statute or regulation shall be construed as referring to that statute or regulation as amended from time to time. Use of the singular in this Note includes the plural and use of the plural includes the singular. As used in this Note, the term “including” means “including, but not limited to” and the term “includes” means “includes without limitation.” The use of one gender includes the other gender, as the context may require. Unless the context requires otherwise, any definition of or reference to any agreement, instrument or other document in this Note shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth in this Note or any other Loan Document).

19. Notices; Written Modifications.

19.1. All notices, demands and other communications required or permitted to be given pursuant to this Note shall be given in accordance with the notice provisions set forth in the Security Instrument.

19.2. Any modification or amendment to this Note shall be ineffective unless in writing signed by the party sought to be charged with such modification or amendment and provided in accordance with the notice provisions set forth in the Security Instrument.

20. Consent to Jurisdiction and Venue. Maker agrees that any controversy arising under or in relation to this Note may be litigated in the jurisdiction of the state of the Governing Law. The state and federal courts and authorities with jurisdiction in the state of the Governing Law shall have non-exclusive jurisdiction over all controversies that shall arise under or in relation to this Note. Maker irrevocably consents to service, jurisdiction, and venue of such courts for any such litigation and waives any other venue or defense to venue to which it might be entitled by virtue of domicile, habitual residence, inconvenient forum or otherwise. However, nothing in this Note is intended to limit any right that Lender may have to bring any suit, action or proceeding relating to matters arising under this Note in any court of any other jurisdiction.

21. Counterparts. This Note may be executed in any number of counterparts each of which shall be deemed an original, but all such counterparts together shall constitute but one Note.

22. Assignment. This Note is made and entered into for the sole protection and benefit of Lender and Maker, and no other person or persons shall have any right of action under this Note.  This Note cannot be assigned and to effect a transfer of any interest in the Indebtedness evidenced by this Note it must be surrendered for termination and a new note signed by the Maker for the benefit of the new holder.

23. WAIVER OF TRIAL BY JURY. TO THE MAXIMUM EXTENT PERMITTED AND ENFORCEABLE UNDER APPLICABLE LAW, MAKER AND LENDER BY ITS ACCEPTANCE HEREOF EACH (A) AGREES NOT TO ELECT A TRIAL BY JURY WITH RESPECT TO ANY ISSUE ARISING OUT OF THIS NOTE OR THE RELATIONSHIP BETWEEN THE PARTIES AS LENDER AND MAKER THAT IS TRIABLE OF RIGHT BY A JURY AND (B) WAIVES ANY RIGHT TO TRIAL BY JURY WITH RESPECT TO SUCH ISSUE TO THE EXTENT THAT ANY SUCH RIGHT EXISTS NOW OR IN THE FUTURE. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS SEPARATELY GIVEN BY EACH PARTY, KNOWINGLY AND VOLUNTARILY WITH THE BENEFIT OF COMPETENT LEGAL COUNSEL.

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(Signature Page Follows)

IN WITNESS WHEREOF, this Promissory Note has been duly executed by the parties as of the date first above written.

Landa App LLC - 157 Wells Road Jenkinsburg GA LLC By: Landa Holdings, as manager		Landa Financing LLC By: Landa Management, as manager By: Landa Holdings, Inc., as member manager

By:		By:
Name:	Yishai Cohen	Name:	Yishai Cohen
Title:	CEO	Title:	CEO

CERTIFICATION OF OCCUPANCY AND COMMERCIAL LOAN

This CERTIFICATION OF OCCUPANCY AND COMMERCIAL LOAN (this “Certification”) is being executed and made effective as of July 19, 2023. The person executing this certification on behalf of Landa App LLC – 157 Wells Road Jenkinsburg GA LLC, a Delaware series limited liability company, having an address of 20 West 22nd Street, Suite 1411, New York, NY 10010, US (“Borrower”), certifies and represents to Landa Financing LLC, a Delaware Limited Liability Company, having an address at 20 West 22nd Street, Suite 1411, New York, NY 10010, US, its agents, employees, successors and assigns (“Lender”) the following:

1. Borrower has requested that Lender make a loan to Borrower in the original aggregate principal amount of up to one hundred thirty two thousand nine hundred seventy two dollars ($132,972.00) (the “Loan”), which is evidenced by that certain Commercial Promissory Note of this date made by Borrower in favor and payable to the order of Lender, which is secured by that certain Mortgage, Deed of Trust or Security Deed (the “Security Instrument”) made and executed by Borrower concurrently herewith in favor of Lender and which Security Instrument encumbers that certain piece or parcel of real property commonly known as 157 Wells Road, Jenkinsburg, Georgia, 30234, as more particularly described on the Schedule A of the Security Instrument.

2. Borrower has previously represented to Lender and again hereby certifies to Lender that ALL proceeds from the Loan are to be used solely for business and commercial purposes and not at all for any personal, family, household or other noncommercial or farming or agricultural purposes.

3. The Property is not the principal or secondary residence of any person who has a direct or indirect ownership interest in Borrower.

4. Borrower understands and acknowledges that the consumer protection laws applicable to consumer loans, including, but not limited to, the Truth in Lending Act (15 U.S.C. § 1601 et seq.), Real Estate Settlement Procedures Act (12 U.S.C. § 2601 et seq.), Gramm-Leach Bliley Act (15 U.S.C. §§ 6802-6809), Secure and Fair Enforcement Mortgage Licensing Act (12 U.S.C. § 5601 et seq.), Homeowners Protection Act (12 U.S.C. § 4901 et seq.), and the Electronic Fund Transfers Act (15 U.S.C. § 1693 et seq.), and their related implementing regulations, shall not apply to the underlying Loan transaction.

5. If the purpose of the Loan is solely to refinance the Property, then Borrower certifies that the Property is not currently listed for sale or under contract to be listed for sale.

6. Borrower agrees to hold Lender harmless and agrees to defend, indemnify, protect and hold Lender harmless from and against any and all claims asserted or liability established that arises from the falsity of any part of this Certification.

7. This Certification is made to induce Lender to extend the Loan to Borrower, and Borrower acknowledges that Lender is relying on this Certification to extend the Loan.

IN WITNESS WHEREOF, this Certification has been duly executed by Borrower as of the date first above written.

Landa App LLC – 157 Wells Road GA LLC By: Landa Holdings, as manager

By:
Name:	Yishai Cohen
Title:	CEO

CERTIFICATE OF BORROWER

This CERTIFICATE OF BORROWER (Certificate”) is being executed and made effective as of July 19, 2023 and is being delivered to Landa Financing LLC, a Delaware Limited Liability Company having its principal place of business at 20 West 22nd Street, Suite 1411, New York, NY 10010, US (“Lender”) in connection with the closing of a loan of this date (the “Loan”) by Lender to Landa App LLC – 157 Wells Road Jenkinsburg GA LLC, a Delaware series limited liability company, having an address of 20 West 22nd Street, Suite 1411, New York, NY 10010, US (“Borrower”) as evidenced by that certain Commercial Promissory Note of this date in the original aggregate principal amount of up to one hundred thirty two thousand nine hundred seventy two dollars ($132,972.00) made by Borrower in favor and payable to the order of Lender, which is secured by that certain Mortgage, Deed of Trust or Security Deed (the “Security Instrument”) made and executed by Borrower concurrently herewith in favor of Lender and which Security Instrument encumbers that certain piece or parcel of real property commonly known as 157 Wells Road, Jenkinsburg, Georgia, 30234, as more particularly described on the Schedule A of the Security Instrument (the “Property”).

Lender authorized the Loan to Borrower in part based on the understanding that the financial condition of Borrower is an inducement to Lender to make the Loan and on the understanding that Lender is relying upon the truth and accuracy of the statements contained herein. In connection thereto, the undersigned does hereby certify and agree as follows:

1. That Borrower is a duly organized, validly existing limited liability company, in good standing under the laws of Delaware, and is qualified to do business under the laws of the State of Georgia. Borrower is not in violation of any federal, state or local laws relating to its structure. Borrower is duly authorized to transact business in all states in which Borrower is doing business, having obtained all necessary filings, governmental licenses and approvals for each such state. Without limiting the foregoing, Borrower is duly qualified as a foreign limited liability company in all states in which the failure to so qualify would have a material adverse effect on Borrower’s business or financial condition. Borrower has all requisite power and authority to enter into all documents required in connection with the above described transaction, to carry out the obligations of Borrower contemplated by the Loan Documents and to own all of the Property. All members, stockholders, shareholders or any other type of owners of Borrower have duly and properly executed that certain Unanimous Consent of Borrower authorizing Borrower to obtain the Loan from Lender, execute all documents and perform all other necessary acts in connection therewith and authorizing and directing Landa Holdings, Inc., as Manager of the Company, to perform all acts on behalf of Borrower as set forth therein.

2. That since the date of the application for Loan, there has not been any material adverse change in Borrower’s business, properties, financial position or results of operations;

3. That Borrower is (or will be concurrently with the closing of the Loan) the fee simple owner of the Property, subject only to the encumbrances set forth on the title insurance policy delivered to the Lender on this date;

4. That there is not pending against Borrower, any principal of Borrower, any petition in bankruptcy, whether voluntary or otherwise, any assignment for the benefit of creditors, any petition seeking reorganization, liquidation or arrangement under the bankruptcy laws of the United States or of any State thereof, or any other action brought under the aforesaid bankruptcy laws. There are no lawsuits or legal proceedings pending, or to the best of Borrower’s knowledge, threatened in any court or before any governmental agency involving Borrower, Borrower’s principals or the Property, nor are there any judgments outstanding against Borrower, or Borrower’s principals, which will materially adversely affect (a) the transactions contemplated hereby, or (b) the ability of Borrower to perform its obligations under the Loan documents;

5. That all agreements and documents required to be executed and delivered by Borrower in order to carry out, give effect to, and consummate the transactions contemplated by such documents have been accomplished;

6. That Borrower’s organizational documents have not been amended or altered (except for such amendments as have been provided to Lender) and are in full force and effect as of the date hereof. Notwithstanding the provisions of any organizational document or operating agreement / bylaws of Borrower regarding transfers of equity interests in Borrower, Borrower acknowledges that the terms, conditions and restrictions regarding such transfers contained in the Security Instrument executed in connection herewith shall govern;

7. That neither the execution and delivery of said agreements and other documents, the consummation of the transactions contemplated thereby, nor the fulfillment of or compliance with the terms and conditions of such agreements and other documents is prevented by, limited by, or conflicts with or results in a breach of the terms, conditions or provisions of any restriction or any evidence of indebtedness agreements or instruments of whatever nature to which Borrower is now a party or by which Borrower is bound, or constitutes a default under any of the foregoing;

8. That to the best of Borrower’s knowledge and belief within the last ninety (90) days, including the date hereof, no person, firm or corporation has furnished any labor, services or materials in connection with the construction or repair of any buildings or improvements on the Property, or on any adjoining property of Borrower unless said person, firm or corporation has been paid in full or has executed a lien waiver and that no person, firm or corporation is entitled to any mechanic’s lien on the Property;

9. That no information, document, exhibit or report furnished by Borrower to Lender in connection with the negotiation of the Loan or otherwise relating to the Loan contained as of the date thereof, or, if there be no such date, the date of furnishing thereof, any untrue statements of a material fact and do not omit to state any material fact necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading;

10. OFAC. Neither Borrower or guarantor, as applicable nor any affiliate of Borrower or any guarantor, as applicable: (i) is a Sanctioned Person (as hereinafter defined), (ii) has more than ten percent (10%) of its assets in Sanctioned Entities (as hereinafter defined), or (iii) derives more than ten percent (10%) of its operating income from investments in, or transactions with Sanctioned Persons or Sanctioned Entities. The proceeds of the Loan will not be used and have not been used to fund any operations in, finance any investments or activities in or make any payments to, a Sanctioned Person or a Sanctioned Entity. “Sanctioned Entity” means (a) an agency of the government of, (b) an organization directly or indirectly controlled by, or (c) a person resident in a country that is subject to a sanctions program identified on the list maintained by OFAC and available at http://www.treas.gov/offices/eotffc/ofac/sanctions/index.html, or as otherwise published from time to time as such program may be applicable to such agency, organization or person. “Sanctioned Person” means a person named on the list of Specially Designated Nationals or Blocked Persons maintained by OFAC available at http://www.treas.gov/offices/eotffc/ofac/sdn/index.html, or as otherwise published from time to time. “OFAC” means the U.S. Department of the Treasury’s Office of Foreign Assets Control.

11. That Borrower will use its best efforts to assure each and every representation and warranty contained herein or otherwise in connection with the Loan will remain true and correct at all times from the date hereof until the Loan is repaid in full in accordance with its terms. In the event that any representation or warranty contained herein becomes untrue, in whole or in part, after the date hereof, Borrower shall so advise Lender in writing immediately;

12. This Certificate may be executed in any number of counterparts each of which shall be deemed an original, but all such counterparts together shall constitute but one certificate; and

13. Borrower has not publicly listed its business on any externally-circulated telephone book, directory assistance or any other similar online or print medium.

IN WITNESS WHEREOF, this Certificate has been duly executed by Borrower as of the date first above written.

Landa App LLC – 157 Wells Road Jenkinsburg GA LLC By: Landa Holdings, as manager

By
Name:	Yishai Cohen
Title:	CEO

Space Above This Line For Recorder’s Use

This instrument prepared by:	After recording, return to:

Law Offices of William E. Fair, LLC	Landa Financing LLC
190 Camden Hill Road, Suite E	20 West 22nd Street, Suite 1411
Lawrenceville, GA 30046	New York, NY 10010
legal@landa.app

Tax Parcel Number(s): 00160-041-000

SPECIAL WARRANTY DEED

THIS DEED, made to be effective as of the 19th day of July, 2023, is made and entered into by and between Landa Properties LLC, a Delaware limited liability company, whose forward mailing address is 20 W 22nd St, Suite 1411, New York, NY 10010 (“Grantor”), and Landa App LLC – 157 Wells Road Jenkinsburg GA LLC, a Delaware series limited liability company, whose tax mailing address is 20 W 22nd St, Suite 1411, New York, NY 10010 (“Grantee”).

GRANTOR, for and in consideration of the sum of TEN DOLLARS ($10.00) and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, hereby grants and conveys, with covenants of special warranty, unto Grantee, the following real property lying and being in the County of Butts, in the State of Georgia, to-wit:

SEE EXHIBIT “A”

GRANTOR makes no representations or warranties, of any kind or nature whatsoever, other than those set out above, whether expressed, implied, implied by law, or otherwise, concerning the condition of the title of the property.

SUBJECT TO all legal highways; zoning, building and other laws, ordinances and regulations; real estate taxes and assessments not yet due and payable; rights of tenants in possession; and all easements and/or restrictions of record, if any.

TO HAVE AND TO HOLD the same together with all and singular the appurtenances thereunto belonging or in anywise appertaining, and all the estate, right, title interest, lien equity and claim whatsoever of Grantor, either in law or equity, to the only proper use, benefit and behalf of Grantee forever.

GRANTOR will warrant and defend against all lawful claims of all persons claiming by, through or under Grantor, and no others.

EXECUTED by the undersigned this 19th day of July, 2023.

Signed, sealed and delivered in the presence of:	GRANTOR:

Landa Properties LLC, a Delaware limited liability company

Witness

Notary Public	By:
Yishai Cohen
My commission expires:

SEAL:

Exhibit “A”

Legal Description

ALL THAT TRACT OR PARCEL OF LAND lying and being in Land lot 176 of the 1st District, Butts County, Georgia, containing 1.60 acres, as more particularly described on a plat of survey made for Jeff Kuhn, prepared by Joe Rowan, Jr., Registered Land Surveyor, dated July 10, 1995, which plat is recorded in Deed Book 280, Page 2, Butts County, Georgia Records; incorporated herein and by reference made a part hereof.

Commonly known as: 157 Wells Road, Jenkinsburg, Georgia, 30234

CLOSING ATTORNEY’S AFFADAVIT

Borrower: Landa App LLC – 157 Wells Road Jenkinsburg GA LLC

Lender: Landa Financing LLC

Date: July 19, 2023

Before the undersigned attesting officer personally appeared the undersigned closing attorney or agent, who having been first duly sworn according to law states under oath as follows:

In closing the above loan, but prior to the execution of the Deed to Secure Debt and “Acknowledge and Waiver of Grantor’s (Borrower) Rights” by the Borrower defined above, I reviewed with and explained to the Borrower the term and provisions of the Deed to Secure Debt and particularly the provisions thereof authorizing the Lender to sell the secured property by a non-judicial foreclosure under a power of sale, together with the “Acknowledgement and Waiver of Grantor’s (Borrower) Rights” and informed the Borrower of Borrower’s rights under the Constitution of the State of Georgia and the Constitution of the United States to notice and judicial hearing prior to such foreclosure in the absence of a knowing, intentional and willing contractual waiver by Borrower of Borrwer’s rights. After said review with an explanation to Borrower, Borrower exeucted the Deed to Secure Debt and “Acknowledgement and Waiver of Grantor’s (Borrower) Rights”.

Based on said review and explanation to Borrower, it is the opinion of the firm that the Borrower knowingly, intentionally and willingly executed the waiver of Borrower’s constitutional rights to notice and judicial hearing prior to any such nonjudicial foreclosure. The Undersigned declares under penalty of perjury under the laws of the State set forth below that the foregoing is true and correct.

Sworn to and subscribed before me this 19th of July, 2023.

Notary Public	Attorney at Law